Exhibit 2.1

EXHIBIT 2.1 Execution Version CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT MERIT MEDICAL SYSTEMS, INC. TREATS AS PRIVATE OR CONFIDENTIAL. THE EXCULDED INFORMATION IS IDENTIFIED BY THE FOLLOWING MARK: [* * *] ASSET PURCHASE AGREEMENT by and between COOK MEDICAL HOLDINGS LLC as Seller and MERIT MEDICAL SYSTEMS, INC. as Buyer dated as of September 16, 2024

i TABLE OF CONTENTS Page 1. Definitions............................................................................................................................1 1.1. Defined Terms .........................................................................................................1 1.2. Additional Defined Terms .....................................................................................15 1.3. Other Definitional and Interpretive Matters ..........................................................16 2. Purchase and Sale of the Target Business..........................................................................18 2.1. Purchase and Sale of Assets ...................................................................................18 2.2. Excluded Assets .....................................................................................................19 2.3. Assumed Liabilities ...............................................................................................20 2.4. Excluded Liabilities ...............................................................................................21 2.5. Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties ...........................................................................................................22 2.6. Intellectual Property and Information ....................................................................24 2.7. Bulk Sales Law ......................................................................................................24 2.8. Taxes ......................................................................................................................24 2.9. Buyer Designee ......................................................................................................27 2.10. Purchase Price ........................................................................................................27 3. Representations and Warranties of Seller ..........................................................................27 3.1. Organization and Qualification ..............................................................................27 3.2. Subsidiaries ............................................................................................................28 3.3. Authorization; Binding Effect................................................................................28 3.4. Non-Contravention; Consents ................................................................................28 3.5. Purchased Assets ....................................................................................................29 3.6. Permits ...................................................................................................................30 3.7. Compliance with Laws ..........................................................................................31 3.8. Litigation ................................................................................................................32 3.9. Business Employees...............................................................................................32 3.10. Contracts ................................................................................................................36 3.11. Financial Statements ..............................................................................................38 3.12. Intellectual Property ...............................................................................................39 3.13. Business Product Liability and Recalls..................................................................44 3.14. FDA and Regulatory Matters .................................................................................44 3.15. Business Product Warranty ....................................................................................45 3.16. Inventory ................................................................................................................46 3.17. Customers, Suppliers, and Distributors .................................................................46 3.18. Restrictions on the Target Business .......................................................................47 3.19. Taxes ......................................................................................................................47 3.20. Environmental, Health, and Safety Matters ...........................................................48 3.21. Insurance ................................................................................................................48

ii 3.22. Brokers ...................................................................................................................49 4. Representations and Warranties of Buyer ..........................................................................49 4.1. Organization and Qualification ..............................................................................49 4.2. Authorization; Binding Effect................................................................................49 4.3. Non-Contravention; Consents ................................................................................49 4.4. Brokers ...................................................................................................................50 4.5. No Inducement or Reliance; Independent Assessment; Projections......................50 4.6. Sufficiency of Funds ..............................................................................................51 4.7. Ethical Business Practices and Compliance with Law ..........................................51 4.8. Compliance with Law ............................................................................................51 5. Certain Covenants ..............................................................................................................52 5.1. Access and Information .........................................................................................52 5.2. Conduct of the Target Business .............................................................................53 5.3. Tax Reporting and Allocation of Consideration ....................................................54 5.4. Business Employees...............................................................................................55 5.5. [Intentionally Deleted.] ..........................................................................................58 5.6. Leased Equipment ..................................................................................................58 5.7. Cooperation; Efforts to Consummate ....................................................................58 5.8. Regulatory Compliance .........................................................................................59 5.9. Contacts with Suppliers, Customers, and Distributors ..........................................61 5.10. Use of the Seller Name ..........................................................................................61 5.11. Transition of Manufacturing Equipment ...............................................................62 5.12. Non-Solicitation .....................................................................................................63 5.13. No Negotiation or Solicitation ...............................................................................63 5.14. Non-Competition ...................................................................................................64 5.15. Post-Closing Remittances ......................................................................................65 5.16. R&W Insurance Policy ..........................................................................................65 5.17. German Works Council Consultation ....................................................................65 5.18. Shared Contracts ....................................................................................................65 6. Confidential Nature of Information ...................................................................................66 6.1. Confidentiality Agreement.....................................................................................66 6.2. Seller’s Proprietary Information ............................................................................66 6.3. Buyer’s Proprietary Information ............................................................................67 6.4. Confidential Nature of Agreements .......................................................................68 6.5. Covenant to Enforce ..............................................................................................68 7. Closing ...............................................................................................................................69 7.1. Deliveries by Seller or the Subsidiaries .................................................................69 7.2. Deliveries by Buyer or a Buyer Designee..............................................................69 7.3. Transfer of Italian Business ...................................................................................70 7.4. Transfer of German Assets ....................................................................................70

iii 7.5. Closing Date...........................................................................................................70 7.6. Closing Effective Time and Contemporaneous Effectiveness ...............................71 8. Conditions Precedent to Closing ........................................................................................71 8.1. General Conditions ................................................................................................71 8.2. Conditions Precedent to Buyer’s Obligations ........................................................71 8.3. Conditions Precedent to Seller’s Obligations ........................................................72 9. Indemnification ..................................................................................................................73 9.1. Survival ..................................................................................................................73 9.2. Certain Waivers .....................................................................................................73 9.3. Indemnification by Seller .......................................................................................73 9.4. Indemnification by Buyer ......................................................................................74 9.5. Limitation on Seller Indemnification .....................................................................74 9.6. Limitation on Buyer Indemnification ....................................................................74 9.7. General Limitations ...............................................................................................75 9.8. Third Party Claims .................................................................................................75 9.9. Indemnification Claim Procedures Generally ........................................................76 9.10. Treatment of Indemnification Payments ................................................................77 10. Miscellaneous Provisions...................................................................................................77 10.1. Notices ...................................................................................................................77 10.2. Expenses ................................................................................................................78 10.3. Entire Agreement; Modification ............................................................................78 10.4. Assignment; Binding Effect; Severability .............................................................78 10.5. Governing Law ......................................................................................................78 10.6. Consent to Jurisdiction ...........................................................................................79 10.7. WAIVER OF JURY TRIAL ..................................................................................79 10.8. Execution in Counterparts......................................................................................79 10.9. Public Announcement ............................................................................................79 10.10. No Third Party Beneficiaries .................................................................................79 10.11. Specific Performance .............................................................................................80 10.12. Electronic Data Room Materials ............................................................................80 11. Termination; Amendment and Waiver ..............................................................................80 11.1. Termination ............................................................................................................80 11.2. Effect of Termination .............................................................................................81 11.3. Amendment and Waiver ........................................................................................81 Schedules Schedule 1.1(a) Leased Equipment Schedule 1.1(b) Manufacturing Assets

iv Schedule 1.1(c) Individuals with Knowledge Schedule 2.1(a) Business Products Schedule 2.1(d) Transferred Contracts Schedule 2.1(e) Transferred Governmental Permits Schedule 2.1(g) Transferred In-Licenses Schedule 2.2(c) Excluded Intellectual Property Schedule 3.2 Subsidiaries Schedule 3.4(b) Required Consents Schedule 3.5(a) Business Product Approvals Ownership Schedule 3.5(b) Principal Equipment Schedule 3.6 Permits Schedule 3.7 Compliance with Laws Schedule 3.8 Litigation Schedule 3.9(a)(i) Business Employees Schedule 3.9(a)(ii) Unions and Works Councils Activities Schedule 3.9(a)(iv) Union Notifications Schedule 3.9(b) Benefit Plans Schedule 3.9(f) Severance, Retention and Change of Control Payment Schedule 3.9(g) Payments Upon Execution Schedule 3.9(j) Employee Related Actions Schedule 3.9(n) Plant Closings or Mass Layoffs Schedule 3.10(a) Material Contracts Schedule 3.11(a) Financial Statements Schedule 3.11(e) Liabilities Schedule 3.12(a) Intellectual Property Schedule 3.12(b) Intellectual Property Schedule 3.12(f) Intellectual Property Schedule 3.12(g) Intellectual Property Schedule 3.12(k) Intellectual Property Schedule 3.13(b) Business Product Liability Schedule 3.13(c) Business Product Recalls Schedule 3.14(a) FDA and Regulatory Matters Schedule 3.15(a) Business Product Warranty; Standard Terms and Conditions Schedule 3.15(b) Business Product Warranty Terms Schedule 3.16 Inventory Schedule 3.17 Customers and Suppliers Schedule 5.2 Conduct of Target Business Schedule 5.3(b) Asset Level Allocation Methodology Schedule 5.4(d) Severance Benefits Schedule 5.10 Seller Name Schedule 8.2(d) Material Consents Exhibits Exhibit A Form of Bill of Sale and Assignment and Assumption Agreement Exhibit B-1 Form of Patent Assignment Agreement Exhibit B-2 Form of Trademark Assignment Agreement

v Exhibit C Form of Intellectual Property License Agreement Exhibit D Form of Transition Services Agreement Exhibit E Form of Notarial Deed

ASSET PURCHASE AGREEMENT THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of September 16, 2024 by and between Cook Medical Holdings LLC, an Indiana limited liability company (“Seller”), and Merit Medical Systems, Inc., a Utah corporation (“Buyer”). Buyer and Seller are referred to herein individually as a “Party,” and together as the “Parties”. R E C I T A L S A. WHEREAS, Seller and its Subsidiaries (as hereinafter defined) are, among other things, engaged in the Target Business (as hereinafter defined); B. WHEREAS, the Target Business is comprised of certain assets and liabilities that are currently part of Seller and its Subsidiaries; C. WHEREAS, Seller and its Subsidiaries desire to sell, transfer and assign to Buyer or a Buyer Designee (as hereinafter defined), and Buyer or a Buyer Designee desires to purchase and assume from Seller and its Subsidiaries, the Purchased Assets (as hereinafter defined), and Buyer or a Buyer Designee is willing to assume, the Assumed Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein; and D. WHEREAS, Seller and its Subsidiaries and Buyer or a Buyer Designee desire to enter into the Bill of Sale and Assignment and Assumption Agreement, the Patent Assignment Agreement, the Trademark Assignment Agreement, the Intellectual Property License Agreement and the Transition Services Agreement and its related Regulatory and Quality Agreement (each as hereinafter defined, and collectively, including the exhibits and schedules thereto, the “Collateral Agreements”). NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the Parties hereby agree as follows: 1. Definitions. 1.1. Defined Terms. For the purposes of this Agreement the following words and phrases shall have the following meanings: “Affiliate” of any Person means any other Person that controls, is controlled by, or is under common control with such Person, including any Subsidiary. As used herein, “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise. For the avoidance of doubt, the term “Affiliate” does not include Third Party resellers or distributors. “Anti-Corruption Laws” means all Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment),

-2- directly or indirectly, to any public official, commercial entity or any other Person to obtain or retain business or an improper business advantage; such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery Act of 2010 and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions. “Antitrust Laws” means all federal, state, provincial and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. “Assigned Intellectual Property” means the Intellectual Property and Information exclusively related to or exclusively used in the operation or conduct of the Target Business, including the distribution and sale of the Business Products including (a) the Assigned Patents, (b) the Assigned Trademarks, and (c) applicable Intellectual Property rights subject to the Transferred-In Licenses, as well as all deliverables and work product under the Transferred Contracts. “Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and each employment, compensation, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock option, stock appreciation right, stock purchase, phantom stock or other equity or equity-based compensation, performance, retirement, thrift, savings, employee loan, stock bonus, excess benefit, supplemental unemployment, paid time off, vacation, personal days, floating holidays, perquisite, educational, tuition reimbursement, outplacement, fringe benefit, sabbatical, sick leave, change in control, retention, severance, termination, redundancy, transition, “stay,” tax gross-up, employee loan, termination indemnity, jubilee long-service, cafeteria, disability, death benefit, hospitalization, medical, dental, life insurance, vision, family building benefits, retiree medical, retiree life insurance or other retiree health or welfare, accident benefit, housing, transport, welfare benefit, employee assistance, or other plan, policy, program, agreement or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by Seller, its Affiliates or any ERISA Affiliate or with respect to which Seller, its Affiliates or any ERISA Affiliate is a party or has any liability (whether actual or contingent, direct or indirect). “Bill of Sale and Assignment and Assumption Agreement” means that certain Bill of Sale and Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit A. “Business Data” means any and all business information and data, including confidential information and Personal Information (whether of employees, contractors, consultants, customers, consumers, vendors, suppliers, service providers or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, or disclosed by any of the Business IT Assets, Business Products or otherwise in the course of the conduct of the Target Business. “Business Day” means a day that is not (a) a Saturday, a Sunday or a statutory or civic holiday in the State of Indiana or Utah, or (b) a day on which banking institutions are required by Law to be closed in the State of Indiana or Utah.

-3- “Business Employees” means the employees of Seller or its Subsidiaries exclusively engaged in providing product management, sales and marketing services to the Target Business, each of whom shall be identified as a Business Employee on Schedule 3.9(a)(i). “Business Intellectual Property” means the Assigned Intellectual Property, the Licensed Intellectual Property and the Intellectual Property rights in the Purchased Assets. “Business Products” means those medical devices and other products designed, developed, tested, manufactured, produced, packaged, labeled, marketed, sold or distributed by or on behalf of Seller’s Lead Management business or that are the subject of or covered by any Assigned Intellectual Property as of the Closing, as set forth on Schedule 2.1(a). “Business Product Approvals” means those Permits (and pending applications therefor), filings and notifications that are necessary for the testing, manufacturing, marketing, promotion, distribution or sale of any Business Product in all jurisdictions in which any such Business Product is used, made, marketed, distributed or sold. “Business Records” means the books, records, ledgers, tangible data, disks, tapes, other media-storing data and files or other similar information, whether in hardcopy or computer format and whether stored in network facilities or otherwise, in each case to the extent exclusively related to or exclusively used in the operation or conduct of the Target Business or the Purchased Assets, including any advertising, promotional and media materials, training materials, trade show materials and videos, engineering information, design documents, models, manuals and data, product datasheets, sales and purchase correspondence, including price lists, lists of present and former customers, information concerning customer contacts, pricing information, account histories existing for the three (3) years before the Closing, research data and commercial data related to any Business Product, regulatory information relating to any Business Product, including without limitation all device master files, purchasing history, technical characteristics and other information reasonably required for ongoing customer relationships, lists of present and former suppliers or vendors, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, bids, records of operation, accounting and financial records, personnel and employment records, standard forms of documents, manuals of operations or business procedures, designs, research materials and product testing reports, and any information relating to any Tax imposed on any Purchased Assets or with respect to the Target Business, but excluding only the portion of such items that (a) contain proprietary information not related to the Target Business, (b) contain any information subject to attorney client privilege or legal or contractual Third Party confidentiality obligation, (c) contain Third Party data not created by Seller or one of its Affiliates and not related to the Target Business, (d) are Excluded Assets or Excluded Liabilities, or (e) contain information that is expressly prohibited by any applicable Law, including Data Protection Laws, from being transferred to Buyer; “Buyer Designee” means one or more Affiliates of Buyer identified to Seller in accordance with Section 2.9 prior to the Closing Date. “Buyer’s Knowledge” means the actual knowledge of Fred Lampropoulos, Greg Fredde, and Brian Lloyd, each after reasonable investigation.

-4- “Closing” means the closing of the transactions described in Article 7. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Confidentiality Agreement” means the Confidentiality Agreement between Seller and Buyer dated February 1, 2024. “Contract” means any legally binding oral or written contract, subcontract, agreement or commitment, note, bond, mortgage, indenture, lease, sublease, license, sublicense, supply contract, purchase order, sales order, instrument or other legally binding obligation, arrangement or understanding. “Copyrights” means rights in works of authorship, including without limitation copyrights and copyrightable works, whether registered or unregistered and whether arising under the Laws of the United States or any other jurisdiction anywhere in the world, including moral rights and mask work rights, and all registrations and applications for registration with respect thereto, and renewals, extensions and reversions of any of the foregoing. “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, variants or mutations thereof or related or associated epidemics, pandemics or disease outbreaks. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, reduced capacity, social distancing, shut down, closure sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Body, including the Centers for Disease Control and Prevention, the World Health Organization, the Occupational Safety and Health Administration, and the Department of Health or similar Governmental Body of the State of Indiana, the Commonwealth of Pennsylvania, or any other jurisdiction in which the Target Business has operations, in each case, in connection with or in response to COVID-19. “Data Protection Laws” means all applicable Laws that govern or relate to (a) privacy, security, or confidentiality of any Personal Information or (b) Processing of any personal Information or other Business Data by Seller or its Subsidiaries, including, without limitation, (i) the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C § 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 1921 et seq.) and all regulations promulgated thereunder, as each may be amended from time to time; (ii) the Fair Credit Reporting Act (15 U.S.C. § 1681 et. seq.); (iii) the Telephone Consumer Protection Act, 47 U.S.C. § 227; (iv) the Telemarketing and Consumer Fraud and Abuse Prevention Act (15 U.S.C. §§ 6101-6108); (v) the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (15 U.S.C. 7701-7713); (vi) the California Consumer Privacy Act of 2018; (vii) Section 5 of the (U.S.) Federal Trade Commission Act; (viii) the General Data Protection Regulation (EU) 2016/679; (ix) the UK Data Protection Act 2018; (x) all state Law equivalents of such Laws; (xi) implementing regulations or rulemaking concerning such Laws; and (xii) all Laws requiring notification of a security breach or other unauthorized access, use or disclosure of Personal Information or other Business Data.

-5- “Data Protection Requirements” means all applicable (a) Data Protection Laws; (b) Privacy Policies; (c) terms of any agreements to which Seller or its Affiliates are bound relating to the Processing of Personal Information or other Business Data by Seller or its Affiliates; and (d) applicable industry standards, such as the Payment Card Industry Data Security Standard (PCI-DSS). “Data Room” means the electronic data room hosted by Datasite LLC for “Project Beagle” (available at https://login.global.datasite.com/). “Encumbrance” means any lien, encumbrance, claim, charge, security interest, mortgage, pledge, easement, encroachment, building or use restriction, capital lease, conditional sale or other title retention agreement, covenant, adverse claims of ownership or use, or other similar restriction. “Environmental Law” means any Law relating to the environment, natural resources, pollutants, contaminants, wastes, chemicals or public health and safety, including any Law pertaining to (a) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste, (b) air, water and noise pollution, (c) groundwater or soil contamination, (d) the release or threatened release into the environment of toxic or hazardous substances or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals, (e) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles, (g) public health and safety or (h) the protection of wild life, marine sanctuaries and wetlands, including all endangered and threatened species. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. “ERISA Affiliate” means each Affiliate and any other Person that, together with Seller or any of its Affiliates, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or under Section 4001(a)(14) and 4001(b)(1) of ERISA. “Excluded Contracts” means any Contract (a) under which performance by Seller, counterparty and the Affiliates of both parties, as applicable, have been completed or earlier terminated, and for which there is no remaining payment, warranty, indemnification, maintenance, or support obligation, or obligations relating to license or option to license any Intellectual Property rights of a party therein, (b) that constitute a General Purchase Agreement or (c) not exclusively related to the Purchased Assets or Assumed Liabilities. “Excluded Taxes” means any liability, obligation or commitment, whether or not accrued, assessed or currently due and payable, with respect to (a) any Taxes of Seller or its Affiliates for any taxable period (including any liability of Seller or its Affiliates for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or otherwise as a member of any affiliated, consolidated, combined, or unitary group of which Seller or its Affiliates is or was a member prior to the Closing Date), including as a

-6- transferee or successor, by Contract or otherwise, (b) any Taxes relating to, pertaining to, or arising out of, the Target Business or the Purchased Assets for any Tax period or portion thereof ending on or before the Closing Date or attributable to the operation of the Target Business or ownership of the Purchased Assets prior to the Closing, (c) any Taxes, other than Value Added Tax, required by Law to be paid by Seller or any Affiliate (or withheld from Seller by Buyer or a Buyer Designee and remitted to the appropriate taxing Governmental Body) as a result of their sale of Purchased Assets in any jurisdiction (including any withholding Taxes), (d) any Taxes imposed on Seller or its Affiliates as a transferee or successor, pursuant to any Tax indemnification or sharing agreement, or similar contract or arrangement, or otherwise, which Taxes relate to the Purchased Assets or the Target Business with respect to an event or transaction occurring before the Closing, and (f) any Taxes relating to Excluded Assets or other Excluded Liabilities. “Exigency Measure” means any action or omission taken or made by Seller or any of its Affiliates or its or their Representatives in good faith to protect the well-being, condition, or safety of Seller or its Representatives, properties, or assets, including in response to, in preparation of, or otherwise to address or minimize the effects of any (i) acts of war, hostilities or terrorism or any escalation or material worsening of any such acts of war, hostilities or terrorism, or the occurrence or escalation of any other calamity or crisis, including any riots, violent or destructive rallies, or similar activities or events; (ii) natural disasters, act of God, or other force majeure event; or (iii) epidemics and pandemics (including in respect of COVID-19). “Export-Import Laws” means all applicable United State and foreign Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations and the EU Dual Use Regulation. “FDA” means the U.S. Food and Drug Administration and any successor agency thereto. “Fraud” means, with respect to a Party, an actual and intentional misrepresentation of a material existing fact with respect to the making of a representation or warranty in Article 3 or Article 4, made by such Party, (a) with respect to Seller, to Seller’s Knowledge, or (b) with respect to Buyer, to Buyer’s Knowledge, of its falsity and made for the purpose of inducing the other Party to act, and upon which the other Party justifiably relies with resulting Losses. Fraud shall not include constructive fraud or any other claims based on constructive knowledge, negligent misrepresentation or similar theories. “GAAP” means U.S. generally accepted accounting principles in effect from time to time. “General Purchase Agreements” means any Contracts between Seller or an Affiliate of Seller and a Third Party pursuant to which Seller or such Affiliate purchases products or services from such Third Party, including for any of Seller’s or an Affiliate’s retained businesses, in each case that are not exclusively related to or exclusively used in the operation or conduct of the Target Business. “German Subsidiary” means Cook Deutschland GmbH. “Governmental Body” means any legislative, executive or judicial unit of any governmental entity or body (supranational, national, federal, provincial, state or local or foreign)

-7- or any department, commission, board, public or private arbitral body, agency, bureau, official or other regulatory, administrative or judicial authority thereof. “Healthcare Laws” means, collectively, any and all applicable state, federal, national, and foreign healthcare Laws which govern the Target Business and Business Products, including but not limited to: (i) the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.); (ii) all healthcare fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the federal health care program exclusion law (42 U.S.C. § 1320a-7a), the criminal false statements law (42 U.S.C. §1320a-7b(a)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), all criminal laws relating to health care fraud and abuse, including but not limited to the health care fraud statutes set forth at 18 U.S.C. §§ 286, 287, 1035, 1347 and 1349; and the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C § 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 1921 et seq.); (iii) the Medicare and Medicaid statutes (Titles XVIII and XIX of the Social Security Act) and any other Law governing a government sponsored or funded healthcare programs; (iv) requirements applicable to medical device advertising under the Federal Trade Commission Act; (v) all implementing regulations of the preceding Laws; (vi) the EU Medical Devices Directives (Directives 93/42/EEC and 90/385/EEC), Regulation (EU) 2017/745, including their implementing national Laws, (vii) any analogous Laws of any applicable jurisdiction; and (viii) any other state, federal, national or foreign Laws which regulate kickbacks, recordkeeping, claims process, documentation requirements, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government healthcare programs, quality, safety, licensure or any other aspect of testing, manufacture, distributing, sale, promotion or marketing of medical devices. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder. “Information” means documented and undocumented information, including any technical information, and other data and drawings of whatever kind in whatever medium, specifications, techniques, network configurations and architectures, Software, APIs, subroutines, techniques, user interfaces, URLs, works of authorship, algorithms, formulae, protocols, schematics, compositions, processes, designs, bills of material, sketches, photographs, graphs, drawings, samples, non-patented inventions, discoveries, developments and ideas, build instructions, Software code (in any form, including source code and executable or object code), build scripts, test scripts, databases and data collections, past and current manufacturing and distribution methods and processes, tooling requirements, current and anticipated customer requirements, price lists, part lists, customer lists, market studies, business plans, database technologies, systems, structures, architectures, improvements, devices, concepts, methods and information, RTL, GDSII files, whether embodied in Software or otherwise, inventions (whether or not patentable), discoveries, improvements, and technology, breadboards, netlists, mask works, mask sets, wafers, test methodologies, verilog files, emulation and simulation reports, test vectors and hardware development tools, and any and all instantiations of the foregoing in any form and embodied in any media, however documented and whether or not embodied in any tangible form, and any and all notes, analysis, compilations, studies, summaries, and other material containing or based, in

-8- whole or in part, on any information included in the foregoing, and including all tangible embodiments of any of the foregoing. “Intellectual Property” means any and all intellectual property rights arising from or associated with any of the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction anywhere in the world: (a) Copyrights, (b) Trademarks, (c) Patents, (d) Trade Secrets, (e) mask work rights and any registrations or applications for registration therefor, (f) rights in databases and data collections (including knowledge databases, customer lists and customer databases), whether registered or unregistered, and any registrations or applications for registration therefor, (g) rights in inventions (whether or not patentable) and Information and improvements thereto, (h) Internet domain names and any registrations therefor, and all social media accounts and (j) any other similar, corresponding or equivalent proprietary, intellectual or industrial property rights of any kind or nature now known or hereafter recognized in any jurisdiction worldwide, including any rights in Information. “Intellectual Property License Agreement” means that certain Intellectual Property License Agreement, substantially in the form attached hereto as Exhibit C. “Inventory” means the inventory, wherever located, including raw materials, work in process, recycled materials, demo and evaluation inventory, finished products, inventoriable supplies, and non-capital spare parts owned by Seller or a Subsidiary and exclusively related to or exclusively used in the operation or conduct of the Target Business or the Purchased Assets, and any rights of Seller or a Subsidiary to the warranties received from suppliers and any related claims, credits, rights of recovery and set-off with respect to such Inventory, but only to the extent such rights are assignable. “IRS” means the U.S. Internal Revenue Service. “Italian Business” means the portion of the Target Business operated by Seller or a Subsidiary of Seller in Italy and comprising the Purchased Assets, the Assumed Liabilities, and the contracts with the Transferred Employees in Italy. “Law” means any supranational, national, federal, state, provincial or local law (including common law), treaty, statute, ordinance, rule, award, writ, regulation, ordinance, code, order, judgment or injunction, ruling, or any decree or requirement with similar effect of any Governmental Body or Notified Body. “Lead Management” means Seller’s sub-business unit focused on medical devices intended for use in lead removal procedures of implantable cardiac leads, indwelling catheters and foreign objects, and related medical therapies. “Leased Equipment” means the vehicles, machinery and equipment and other similar items leased by Seller or a Subsidiary and exclusively related to or exclusively used in the operation or conduct of the Target Business or the Purchased Assets (outside of the United States solely with respect to any such vehicles) as listed on Schedule 1.1(a) but excluding any Excluded Assets or Excluded Liabilities.

-9- “Licensed Intellectual Property” means the Intellectual Property and Information that is owned or controlled by Seller and/or any of its Affiliates that are Excluded Assets and are being licensed to Buyer pursuant to the Intellectual Property License Agreement. “Manufacture,” “Manufactured,” or “Manufacturing” means all steps, processes, and activities necessary to manufacture, supply and/or produce the Business Products, including without limitation, the manufacturing, processing, packaging, labeling, storing, quality control testing, and distribution of Business Products as part of the operation of the Target Business. “Manufacturing Assets” means the equipment and tools utilized by Seller solely to Manufacture the Business Products as set forth on Schedule 1.1(b). “Non-Assignable Licenses” means those Contracts pursuant to which Seller and/or its Affiliates in-licenses Intellectual Property or Information from one or more Third Parties that are related to other businesses of Seller or an Affiliate and not exclusively related to or exclusively used in the operation or conduct of the Target Business, including Contracts for Standard Software, and general corporate-wide information technology and design licenses primarily used in Seller’s or an Affiliate’s retained businesses. “Non-U.S. Benefit Plan” means each Benefit Plan maintained or contributed to or required to be maintained or contributed to, that covers employees or is subject to the Laws of any jurisdiction outside the United States. “Notarial Deed” means the deed in substantially the form set forth in Exhibit E, which may be subject to revisions by the Notary Public and which Seller and Buyer shall execute on the Closing Date before the Notary Public. “Notary Public” means Mr. Carlo Munafo, Notary in Milan or such other individual as may be mutually agreed by the Parties. “Notified Body” means any organization accredited, designated, licensed, authorized or approved under applicable Healthcare Laws by an EU country or the UK to assess and certify the conformity of medical devices in accordance with applicable Healthcare Laws and any applicable harmonized standards. “Open Source Materials” means the Software licensed under any license that conforms to the Open Source Initiative’s definition of “open source”, available online at http://www.opensource.org/osd.html. “Patents” means patents, patent applications or invention disclosures worldwide of any kind or nature (including industrial designs and utility models that are subject to statutory protection), and any renewals, adjustments, reissues, reexaminations, extensions, supplemental protection certificates, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all related counterparts to such patents and patent applications, wheresoever issued or pending anywhere in the world, and all rights to claim priority from any of the foregoing.

-10- “Patent Assignment Agreement” means that certain Patent Assignment Agreement, substantially in the form attached hereto as Exhibit B-1. “Permits” means any permits, licenses, consents, authorizations, orders, declarations, registrations, listings, clearances, exemptions, certifications and other permissions and approvals from Governmental Bodies or Notified Bodies. “Permitted Encumbrances” means any (a) statutory lien for Taxes, assessments and other governmental charges or liens of carriers, landlords, warehousemen, workmen’s, repairmen’s, mechanics and materialmen incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent; (b) liens incurred or deposits made in the ordinary course of the Target Business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; (c) non-exclusive licenses granted by Seller or an Affiliate in connection with sales of products in the ordinary course of business; and (e) any minor imperfection in title and minor encroachments, if any, that, individually or in the aggregate, are not material in amount, do not materially interfere with the conduct of the Target Business or with the use of the Purchased Assets and do not materially affect the value, merchantability, or use of the Purchased Assets or the Target Business. “Person” means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative, or political subdivision or agency, department, or instrumentality thereof. “Personal Information” means any information relating to an identified or identifiable natural person; an “identifiable person” is one who can be identified, directly or indirectly, in particular by reference to an identification number or to one or more factors specific to his physical, physiological, mental, economic, cultural or social identity, including, without limitation, unique device or browser identifiers, names, addresses, telephone numbers, email addresses, social security numbers, and/or account information; and shall also mean any information that is regulated or protected by one or more Data Protection Laws. “Post-Closing Tax Period” means any Tax period beginning after the Closing Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Closing Date. “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Closing Date. “Principal Equipment” means the personal property of Seller or an Affiliate exclusively related to or exclusively used in the operation or conduct of the Target Business or the Purchased Assets, including, without limitation, all Manufacturing Assets, machinery, equipment (including any related replacement or spare parts, components, dies, molds, tools, and tooling), phone or conferencing equipment, network equipment, data processing equipment and peripheral equipment and other similar items, but not (a) the Leased Equipment or (b) any such items

-11- primarily related to Excluded Assets or Excluded Liabilities. Principal Equipment includes rights to the warranties received from the manufacturers and distributors of such items and to any related claims, credits, rights of recovery and set-off with respect to such items, but only to the extent that such rights are assignable. “Privacy Policies” means all published, posted, and internal agreements and policies relating to Seller’s and its Affiliates’ Processing of Personal Information. “Process” or “Processing” means any operation or set of operations which is performed on data, whether or not by automated means, such as the access, use, collection, treatment, processing, structuring, storage, hosting, recording, organization, adaption, alteration, transfer, retrieval, transmittal, consultation, disclosure, disposal, dissemination, restriction, erasure, destruction or combination of such data. “Recall” means any voluntary and involuntary recall, correction, market withdrawal, market refund or replacement, “dear doctor” letter, investigator notice, stock recovery or other field action or notice relating to an alleged lack of safety, efficacy or regulatory compliance of any Business Product. “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, Subsidiaries, Affiliates, investment bankers, attorneys and other advisors or representatives. “Return” means any return, declaration, report, claim for refund, or information return or statement, and any other document filed or required to be filed in respect of any Tax, including any schedule or attachment thereto or amendment thereof. “R&W Insurance Policy” means the Buyer-Side Representations and Warranties Insurance Policy Number AC2ZBN001 (as may be amended, modified or otherwise supplemented from time to time) issued by Liberty Surplus Insurance Corporation to Buyer that is being conditionally bound as of the date hereof. “R&W Insurance Policy Premium” means the premium and related fees and expenses payable to the underwriter and the broker with respect to the R&W Insurance Policy. “R&W Policy Retention Amount” means the aggregate amount of retention set forth in the R&W Insurance Policy. “Rollover PTO” means any accrued but not used vacation or other paid time off to which a Transferred Employee is entitled as of the Closing Date that could have been used by the Transferred Employee in the calendar year in which the Closing Date occurs under Seller’s policies with respect to vacation and other paid time off if the Transferred Employee had continued to be subject to such policies for the remainder of such calendar year. “Sanctions” means all applicable trade and economic sanctions laws, regulations, or trade embargoes imposed, administered or enforced by the U.S. government (including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce and the U.S. Department of State), the United Nations Security Council,

-12- the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom. “Seller’s Knowledge” means the actual knowledge of the individuals specified on Schedule 1.1(c) after reasonable investigation. “Seller Material Adverse Effect” means any fact, circumstance, change, development, condition or effect that, individually or when taken together with all other such facts, circumstances, changes, conditions or effects that exist at the date of determination of the occurrence of a Seller Material Adverse Effect, had, has or is reasonably likely to have a material adverse effect on (a) the assets, business, operations, condition (financial or otherwise) or results of operations of the Target Business and the Purchased Assets, taken as a whole, or (b) Seller’s ability to perform its obligations under this Agreement and the Collateral Agreements or consummate the transactions contemplated hereby or thereby; provided, however, that, with respect to clause (a), no facts, circumstances, changes, conditions or effects (by themselves or when aggregated with any other facts, circumstances, changes, developments, conditions or effects listed below) resulting from, relating to or arising out of the items enumerated in sub-clauses (i) to (ix) below shall be deemed to be or constitute a Seller Material Adverse Effect, and no facts, circumstances, changes, developments, conditions or effects resulting from, relating to or arising out of the following (by themselves or when aggregated with any other facts, circumstances, changes or effects listed below) shall be taken into account when determining whether a Seller Material Adverse Effect has occurred or is reasonably likely to occur: (i) general economic, financial or political conditions in the United States or any other jurisdiction in which the Target Business has substantial business or operations, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions, epidemics, pandemics, or disease outbreaks (including COVID-19) or public health emergencies, or other force majeure events), except to the extent that such conditions in the industries (or therapeutic areas) in which the Target Business has substantial business or operations have a disproportionate effect on the Target Business compared with other companies or businesses operating in such industries (or therapeutic areas); (ii) changes in the industry that the Target Business is in, and any industry-wide changes therein (including any changes arising out of acts of terrorism, war, weather conditions, epidemics, pandemics, or disease outbreaks (including COVID-19) or public health emergencies, or other force majeure events) except to the extent that such changes in the industries (or therapeutic areas) in which the Target Business is in have a disproportionate effect of any of the Target Business compared with other companies or businesses operating in such industries (or therapeutic areas); (iii) conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions, epidemics, pandemics, or disease outbreaks (including COVID-19) or public health emergencies, or other force majeure events); (iv) acts of terrorism, armed hostilities, civil unrest or war; (v) COVID-19 Measures; (vi) the announcement or pendency of the transactions contemplated by this Agreement or the identity of the Parties and their respective Affiliates, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, agents, distributors, employees or contractors of the Target Business due to the announcement or pendency of the transactions contemplated by this Agreement or the identity of the Parties and their respective Affiliates; (vii) any failure by the Target Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); (viii) any changes in

-13- applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (ix) any action or omission contemplated by this Agreement or taken or omitted with the written request or consent of Buyer; or (x) any actions or omissions by Buyer. “Shared Contracts” means any and all sales Contracts (other than immaterial purchase orders, pricing acknowledgements, confirmations and similar documents) which relate in part, but not exclusively, to the Business Products. “Software” means any and all (a) software and computer programs of any type, including software implementations of algorithms, heuristics models and methodologies, whether in source code or object code, (b) testing, validation, verification and quality assurance materials, (c) databases, conversion, interpreters and compilations, including any and all data and collections of data, whether machine readable or otherwise, (d) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (e) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing, (f) operating systems, management code, firmware, utilities, graphical user interfaces and software engines, and (g) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing and (h) documentation, including user manuals, technical manuals, developer notes, developer tools, developers’ kits, utilities, comments and annotations, web materials, and architectural and design specifications and training materials, in each case whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature relating to any of the foregoing. “Standard Software” means non-customized, off-the-shelf, commercially available Software that is licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license, and not redistributed with or incorporated into, or used directly in, the development, manufacturing or distribution of, any of the Business Products or services of the Target Business and is generally available to the public on standard, non-negotiated terms. “Straddle Period” means any Tax period that begins on or before and ends after the Closing Date. “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person or of which a majority of ownership interests are controlled by such Person. “Target Business” means Seller’s business of designing, developing, testing, manufacturing, producing, packaging, labeling, marketing, selling, and distributing Business Products; provided that, for clarity, the Target Business does not include any billing, order entry, fulfillment, accounting, collections, finance, operations, engineering or other corporate centralized function organizations within Seller, or the provision by Seller and its Affiliates of the services to be provided under the Collateral Agreements, including the Transition Services Agreement, following the Closing.

-14- “Tax” means a tax of any kind, and all charges, fees, customs, levies, duties, imposts, required deposits or other assessments, whether federal, state, local or foreign, including all income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, registration, withholding, payroll, employment, severance, social security, worker’s compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, real property, personal property, alternative, add-on minimum, escheat or estimated tax or other tax, including any interest, penalties or additions with respect thereto, whether disputed or not and whether or not correctly imposed, imposed upon any Person by any taxing or social security authority or other Governmental Body under applicable Law. “Third Party” means any Person not an Affiliate of the other referenced Person or Persons. “Trademark Assignment Agreement” means that certain Trademark Assignment Agreement, substantially in the form attached hereto as Exhibit B-2. “Trademarks” means trademarks, trade names, corporate names, business names, trade styles, service marks, service names, logos, slogans, trade dress, design rights, 800 numbers, or other source or business identifiers and general intangibles of like nature, together with goodwill associated therewith, whether registered or unregistered and whether arising under the Laws of the United States or any state or territory thereof or any other jurisdiction anywhere in the world, and registrations and applications for registration with respect to, and renewals and extensions of, any of the foregoing. “Trade Laws” means, with respect to any Person, all applicable customs, trade, antiboycott, and Export-Import Laws in jurisdictions in which such Person or any of its Subsidiaries does business or is otherwise subject to jurisdiction, except to the extent inconsistent with U.S. Law, including the U.S. Export Administration Regulations administered by the U.S. Department of Commerce and all other trade regulations imposed by the U.S. government. “Trade Secrets” means information of any kind or nature, in whatever form and whether or not embodied in a tangible medium, including customer lists, concepts, ideas, methods, processes, know-how, methodologies, designs, plans, schematics, bill of materials, drawings, formulae, technical data, specifications, research and development information, technology and product roadmaps, models, data bases, marketing materials and other proprietary or confidential information, in each case to the extent any of the foregoing derives economic value from not being generally known to other Persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that cover or protect any of the foregoing. “Transferred Contracts” means any Contract exclusively related to or exclusively used in the operation or conduct of the Target Business, including without limitation, the Contracts set forth on Schedule 2.1(d) (provided that purchase orders, pricing acknowledgements, confirmations and similar documents that fall into the foregoing categories shall be Transferred Contracts so long as the terms thereof do not materially modify the terms of any of the Contracts to which they relate, but need not each be listed on Schedule 2.1(d)), but excluding the Excluded Contracts. Seller shall use commercially reasonable efforts to provide Buyer with copies of all material purchase orders, pricing acknowledgements, confirmations and similar documents prior to Closing.

-15- “Transferred Governmental Permits” means all Business Product Approvals, and those other Permits, licenses, certificates of inspection, approvals, clearances, registrations, listings, exemptions or other certifications or authorizations issued to Seller or a Subsidiary, including by FDA, a Governmental Body, or a Notified Body, exclusively related to or exclusively used in the operation or conduct of the Target Business that are transferable from Seller or its Subsidiaries to Buyer under applicable Law and are identified on Schedule 2.1(e). “Transferred In-Licenses” means any Contract pursuant to which Seller or a Subsidiary has the right to use any Intellectual Property or Information of one or more Persons that is exclusively related to or exclusively used in the operation or conduct of the Target Business and is identified on Schedule 2.1(g), but excludes the Nonassignable Licenses. “Transition Services Agreement” means that certain Transition Services Agreement, substantially in the form attached hereto as Exhibit D. “UK Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 2006. “Value Added Tax” means any value added tax imposed on the supply of goods and services under European Union Directive 2006/112/EC (or under any rules, regulation, orders or instruments authorized by that Directive) and any similar value added tax pursuant to the Laws of any jurisdiction which is not a member of the European Union. Value Added Tax includes Taxes that operate in the same manner as a Value Added Tax but have a different name, including Goods and Services Taxes and Harmonized Sales Taxes. “WARN Act” means the Worker Adjustment and Retraining Notification Act or similar state or local law. 1.2. Additional Defined Terms. For purposes of this Agreement, the following terms shall have the meanings specified in the Sections indicated below: Term Section “Agreement” .............................................................................................. Preamble “Allocation” ............................................................................................... Section 5.3(b) “Asset Level Allocation Statement” .......................................................... Section 5.3(b) “Assigned Patents”..................................................................................... Section 3.12(a) “Assigned Registered IP”........................................................................... Section 3.12(a) “Assigned Trademarks” ............................................................................. Section 3.12(a) “Assumed Liabilities” ................................................................................ Section 2.3 “Bulk Sales Laws” ..................................................................................... Section 2.7 “Business Employee Plans” ...................................................................... Section 3.9(b) “Business IT Assets”.................................................................................. Section 3.12(k) “Buyer” ...................................................................................................... Preamble “Buyer Indemnitee” ................................................................................... Section 9.3 “Buyer Proprietary Information” ............................................................... Section 6.3(a) “Business Trade Secrets” ........................................................................... Section 3.12(h) “Claim Dispute Notice” ............................................................................. Section 9.9

-16- Term Section “Claim Notice”........................................................................................... Section 9.9 “Closing”.................................................................................................... Section 7.5 “Closing Date” ........................................................................................... Section 7.5 “Closing Effective Time”........................................................................... Section 7.6 “Closing Payment”..................................................................................... Section 2.10 “Collateral Agreements” ............................................................................ Recitals “Cutoff Time” ........................................................................................... Section 10.12 “Deferred Purchase Price” ......................................................................... Section 2.10 “Excluded Assets”...................................................................................... Section 2.2 “Excluded Leased Equipment” .................................................................. Section 5.6 “Excluded Liabilities”................................................................................ Section 2.4 “Financial Statements”............................................................................... Section 3.11(a) “German Works Council Consultation” .................................................... Section 7.4(a) “Indemnified Party” ................................................................................... Section 9.8(a) “Indemnifying Party” ................................................................................. Section 9.8(a) “Independent Accounting Firm” ................................................................ Section 5.3(b) “Losses” ..................................................................................................... Section 9.3 “Material Contracts” ................................................................................. Section 3.10(a) “Nonassignable Assets” ............................................................................. Section 2.5(b) “Party”........................................................................................................ Preamble “Property Taxes”........................................................................................ Section 2.8(d) “Purchase Price”......................................................................................... Section 2.10 “Purchased Assets” .................................................................................... Section 2.1 “Reasonable Efforts”.................................................................................. Section 5.10(a)(iv) “Regulatory Approvals”............................................................................. Section 8.1(b) “Required Consents”.................................................................................. Section 3.4(b) “Seller”....................................................................................................... Preamble “Seller Indemnitee”.................................................................................... Section 9.4 “Seller Name” ............................................................................................ Section 5.10 “Seller Proprietary Information”................................................................ Section 6.2 “Separate Closing”..................................................................................... Section 7.4(b) “Termination Date”.................................................................................... Section 11.1(e) “Third Party Claim” ................................................................................... Section 9.8(a) “Third Party Components”......................................................................... Section 3.12(f) “Top Customer” ......................................................................................... Section 3.17 “Top Distributor” ....................................................................................... Section 3.17 “Top Supplier” ........................................................................................... Section 3.17 “Transferred Employee” ............................................................................ Section 5.4(b) “Transfer Taxes” ........................................................................................ Section 2.8(b) 1.3. Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: (a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the starting reference date in calculating such period shall be

-17- excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. (b) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. (c) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. (d) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. (e) Including. The word “including”, or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. (f) Currency. References to “$,” “U.S. dollars” and “dollars” are to the currency of the United States of America. (g) Commercially Reasonable Efforts. Commercially reasonable efforts means that the obligated Party is required to make a diligent, reasonable, and good faith effort to accomplish the applicable objective. Except as expressly provided herein, such obligation, however, does not require that the obligated Party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is or is not actually accomplished is not, by itself, an indication that the obligated Party did or did not in fact utilize its commercially reasonable efforts in attempting to accomplish the objective. (h) Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed by either Party on any one Schedule with respect to any representation or warranty of such Party shall be deemed disclosed for purposes of all other representations, warranties or covenants of such Party to the extent that it is reasonably apparent on the face of such disclosure that it also relates to such other representations or warranties. (i) Laws and Legislation. A reference to any legislation or other law or to any provision of any legislation or other law shall include any modification, amendment, re-enactment thereof, any legislative or other provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation or other law. (j) Ambiguity. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation

-18- of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement. No parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernible from a reading of this Agreement without consideration of any extrinsic evidence. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of this Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). 2. Purchase and Sale of the Target Business. 2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall, or shall cause one or more of its Subsidiaries, as appropriate, to, irrevocably grant, sell, transfer, assign, convey and deliver to Buyer or one or more Buyer Designees, and Buyer or one or more Buyer Designees shall irrevocably purchase, acquire and accept from Seller or the applicable Subsidiary, all of the right, title and interest in, to and under the Purchased Assets that Seller or the applicable Subsidiary owns, leases, licenses, possesses or uses and has the right to transfer as the same shall exist on the Closing Date, wherever located, free and clear of Encumbrances, except for Permitted Encumbrances. For purposes of this Agreement, “Purchased Assets” means the following assets set forth in (a) through (k) below, whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller’s or the applicable Subsidiary’s books or financial statements: (a) the Business Products; (b) the Principal Equipment and Purchased Leased Equipment; (c) the Assigned Intellectual Property, including all rights to sue for or assert claims against and seek remedies for past, present and future infringements, misappropriations or other violations of any of the Assigned Intellectual Property and rights of priority and protection of interests therein and to retain any and all damages, settlement amounts and other amounts therefrom against any Person on or after the Closing Date; (d) the Transferred Contracts; (e) the Transferred Governmental Permits; (f) all prepaid expenses for leased and rented equipment exclusively used the Target Business; (g) all Third Party prepaid milestones, royalties, and maintenance and support for Transferred In-Licenses;

-19- (h) all guarantees, warranties, indemnities, and similar rights in favor of Seller or a Subsidiary related to any item listed in (a) through (f) above; (i) the Business Records; (j) all rights to the claims, causes of action (including the right to sue, assert claims and seek remedies), rights of recovery (including the right to retain any damages, settlements and other amounts), and rights of set-off, made or asserted against any Person on or after the Closing Date relating to any item listed above, whether arising out of actions or conditions occurring prior to, on, or after the Closing Date; (k) all goodwill of Seller of every kind and description pertaining to or used in the Business Products and Target Business, together with the exclusive right of Buyer to represent itself as carrying on the Business Products in succession to Seller; and (l) to the extent not included in (a) through (j) above, all other assets, properties, and rights exclusively related to or exclusively used in the operation or conduct of the Target Business by Seller or the applicable Subsidiary, whether tangible or intangible, real, personal, or mixed. 2.2. Excluded Assets. Notwithstanding the provisions of Section 2.1, it is hereby expressly acknowledged and agreed that the Purchased Assets shall not include, and neither Seller nor any Affiliate is granting, selling, transferring, assigning, conveying or delivering to Buyer or a Buyer Designee, and neither Buyer nor any Buyer Designee is purchasing, acquiring or accepting from Seller or any Affiliate, any of the rights, properties or assets set forth or described in paragraphs (a) through (l) below (the rights, properties and assets expressly excluded by this Section 2.2 or otherwise excluded by the terms of Section 2.1 from the Purchased Assets being referred to herein as the “Excluded Assets”): (a) any of Seller’s or its Affiliate’s receivables, cash, cash equivalents, bank deposits or similar cash items; (b) Inventory; (c) Intellectual Property or Information, including Trade Secrets and manufacturing know-how including but not limited to those in Schedule 2.2(c), owned or controlled by Seller or any Affiliate other than the Assigned Intellectual Property; (d) any (i) confidential personnel records pertaining to any Business Employee except to the extent required to be transferred by applicable Law; (ii) other books and records that Seller or any Affiliate of Seller is required by Law to retain; and (ii) any information management system of Seller or any Affiliate of Seller other than those exclusively related to or exclusively used in the operation or conduct of the Target Business or the Purchased Assets whether or not contained within computer hardware included as a Purchased Asset pursuant to Section 2.1(b);

-20- (e) subject to Section 5.10 and the Transition Services Agreement, any rights to, or the use of, the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Subsidiaries (other than the Assigned Trademarks); (f) the Excluded Contracts, the Nonassignable Licenses and the Excluded Leased Equipment; (g) except as specified in Section 2.1, any insurance policies, or rights of proceeds thereof; (h) any assets of the Benefit Plans; (i) any interest in and to any owned real property and any leased real property; (j) any of the rights of Seller under this Agreement (or under any other agreement between Seller, on the one hand, and Buyer, on the other hand, entered into on or after the date of this Agreement); (k) any interest in any Subsidiary of Seller; and (l) except as specified in Section 2.1 or in the Intellectual Property License Agreement, all other assets, properties, interests and rights of Seller or any Affiliate that are not Purchased Assets. 2.3. Assumed Liabilities. On the Closing Date, Seller shall, or shall cause one or more of its Subsidiaries, as appropriate, to, irrevocably convey, transfer and assign to Buyer or one or more Buyer Designees, and Buyer or one or more Buyer Designees shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the Assumed Liabilities. For purposes of this Agreement, “Assumed Liabilities” means solely the liabilities and obligations set forth or described in paragraphs (a) and (b) below, whether or not any such liability or obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in either Seller’s or a Subsidiary’s books or financial statements: (a) the liabilities and obligations arising out of facts and circumstances occurring solely after the Closing Date under the Transferred Contracts and Transferred Governmental Permits that are not Excluded Liabilities; (b) with respect to the Target Business, any product warranty obligations arising from sales of the Business Products in the ordinary course of business after the Closing Date; (c) Rollover PTO; and (d) subject to Section 2.4, the obligations and liabilities with respect to the Transferred Employees, the Target Business or the Purchased Assets arising from, or in connection with, the operation or conduct of the Target Business or the ownership of the Purchased Assets by Buyer or a Buyer Designee after the latest of (i) the Closing Date, (ii)

-21- such date a Transferred Employee presents themselves for work with Buyer or a Buyer Designee, or (iii) such other date of commencement of employment as is prescribed by applicable Law or an agreement between Seller and Buyer (or its respective designee) (including each Transferred Employee who is an Inactive Employee whose commencement of employment follows the Closing Date), in accordance with Section 5.4. 2.4. Excluded Liabilities. Neither Buyer nor any Buyer Designee shall assume or be obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of Seller or any of its Affiliates, whether direct or indirect, known or unknown, suspected or unsuspected, matured or unmatured, absolute or contingent, except for the Assumed Liabilities (all of such liabilities and obligations not so assumed being referred to herein as the “Excluded Liabilities”). For the avoidance of doubt, the Parties agree that the Excluded Liabilities include, but are not limited to, any and all liabilities or obligations set forth or described in paragraphs (a) through (l) below, whether or not any such liability or obligation has a value for accounting purpose or is carried or reflected on or specifically referred to in Seller’s or the applicable Affiliate’s books or financial statements: (a) any Excluded Taxes; (b) any liability or obligation arising out of or related to any Excluded Asset; (c) any accounts payable or trade payables; (d) any indebtedness for borrowed money or guarantees thereof of Seller and its Affiliates or intercompany obligations of Seller or any Affiliate; (e) any liability or obligation relating to or arising (whether before, on or after the Closing Date) out of (i) the employment and any termination of such employment by Seller or any Affiliate of any employee or former employee of Seller or an Affiliate; (ii) any employee’s or former employee’s or such employee’s dependents’ rights or obligations with respect to any fringe benefit of employment with Seller or an Affiliate, including any Benefit Plan; (iii) the unpaid vacation, personal days and floating holidays accrued by Transferred Employees that are not required by applicable Law to be provided by Buyer or a Buyer Designee; and (iv) any change in control, retention or severance payments granted or awarded by Seller or an Affiliate prior to the Closing to be paid (if earned) to the Transferred Employees following the Closing; (f) any liability and obligation which arises out of or relates to any breach, default or violation by Seller or its Affiliates of any lease, Transferred Contract or Transferred Governmental Permit occurring on or prior to the Closing Date; (g) any liability or obligation in connection with, or relating to, any actions, suits, claims or proceedings against Seller or any Affiliate which arise out of, accrue, or relate to (i) the operation or conduct of the Target Business or (ii) the ownership or use of the Purchased Assets, including all claims or allegations of infringement, misappropriation, and other violations of Intellectual Property rights therein, in each case on or before the Closing Date;

-22- (h) any liability or obligation relating to or arising out of any claim of any Third Party relating to or arising out of the manufacture or sale of any Business Product on or before the Closing Date, including any liability for any returns and any warranty claims made prior to the Closing Date (regardless of whether the applicable warranty is express or implied); (i) any benefit liability or obligation relating to or arising in connection with COBRA or otherwise by operation of applicable Law to provide continuation of health care coverage to employees or former employees of Seller or an Affiliate or their dependents arising from a qualifying event occurring on or before the Closing Date (including, for the avoidance of doubt, such employees or former employees of Seller or an Affiliate (including the Transferred Employees) or their dependents who are “M&A qualified beneficiaries” as defined in Treasury Regulation Section 54.4980B-9, Q&A-4(b) with respect to the transactions contemplated by this Agreement); (j) any liability or obligation arising from or relating to any Benefit Plan; (k) any liability or obligation arising from or relating to any Environmental Law; and (l) any liability or obligation relating to or arising out of the sale, promotion, marketing, manufacture, or distribution of any Business Product on or before the Closing Date, including with respect to any Recall. 2.5. Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties. (a) From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases, acquittances and other instruments, and shall take such further actions, as may be necessary or appropriate to transfer fully to, and vest in, Buyer and the Buyer Designees and each of their respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer or a Buyer Designee under this Agreement and the Collateral Agreements and to assure fully to Seller and its Subsidiaries and each of their respective successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer or a Buyer Designee under this Agreement and the Collateral Agreements, and to otherwise make effective the transactions contemplated hereby and thereby (including (i) transferring back to Seller or a Subsidiary any asset or liability not contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, if and to the extent that any such asset or liability was erroneously or inadvertently transferred to Buyer or a Buyer Designee at the Closing and (ii) transferring to Buyer or a Buyer Designee any asset or liability contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, which was erroneously or inadvertently not transferred to Buyer or a Buyer Designee at the Closing).

-23- (b) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to transfer or assign any Purchased Asset, including any Transferred Contract, Transferred Governmental Permit, certificate, approval, license, authorization or other right, which by its terms or by Law is nonassignable or cannot be entered into without the consent of a Third Party or a Governmental Body or is cancelable by a Third Party in the event of an assignment (“Nonassignable Assets”) unless and until (i) such consents shall have been obtained or (ii) Buyer or a Buyer Designee notifies Seller that any such Purchased Asset should be transferred or assigned notwithstanding the absence of a requisite Third Party consent or Governmental Body consent or the right of a Third Party to cancel such Nonassignable Asset in the event of a transfer or assignment hereunder, in which event such Purchased Asset shall not be a Nonassignable Asset for purposes of this Agreement and shall instead be transferred and assigned hereunder notwithstanding the absence of such Third Party consent or Governmental Body consent or any right of a Third Party to cancel such Purchased Asset. Seller shall use commercially reasonable efforts to obtain such consents and deliver any required notices under all Nonassignable Assets, and Buyer shall, and shall cause its Affiliates to, cooperate with Seller to obtain such consents promptly. To the extent permitted by applicable Law, in the event any requisite consent cannot be or is not for any reason obtained prior to the Closing, from and after the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to develop a mutually agreeable arrangement (including by way of amendment or addition of services to the Transition Services Agreement) under which Buyer or a Buyer Designee would obtain the benefits and assume the obligations under such Nonassignable Assets in accordance with this Agreement, including by sub-contracting, sub-licensing, or sub-leasing to Buyer or a Buyer Designee. From and after the Closing, Seller shall, and shall cause its Affiliates to, also take or cause to be taken at Seller’s expense, such actions in its name or otherwise as mutually agreed to by the Parties (provided, that, Seller’s agreement not to be unreasonably withheld or delayed) so as to provide Buyer or the applicable Buyer Designee with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Subsidiary shall promptly pay over to Buyer or the applicable Buyer Designee all money or other consideration received by it in respect to all Nonassignable Assets; provided, however, with respect to any Transferred Governmental Permit which is a Nonasignable Asset, Buyer shall be responsible to pay (or as reasonably necessary, reimburse Seller for) the expense of transferring such Transferred Governmental Permit to Buyer as contemplated by this Agreement; and provided further, that Seller shall be entitled to deduct from any money or other consideration collected by Seller and required to be paid over to Buyer or the applicable Buyer Designee as described in this sentence, the out-of-pocket reasonable costs actually incurred by Seller to collect such amounts for the benefit of Buyer and any applicable early termination fees or penalties payable by Seller in connection with the Nonassignable Assets, so long as Seller obtained Buyer’s written consent prior to incurring such costs to collect such amounts or paying any such applicable early termination fees or penalties. If after the Closing Date any Nonassignable Asset becomes assignable (either because consent for the assignment or execution thereof is obtained or otherwise), Seller shall promptly notify Buyer and cooperate to assign or transfer such previously Nonassignable Asset to Buyer or the

-24- applicable Buyer Designee. Further, the Parties agree that Transferred Contracts and other Purchased Assets which Seller requires to provide services pursuant to the Transition Services Agreement will not be transferred or assigned until the completion of the services under the Transition Services Agreement that require those Transferred Contracts and other Purchased Assets. Seller shall not terminate or materially extend, amend, modify or waive any right with respect to any such Transferred Contract without Buyer’s prior written consent, not to be unreasonably withheld, conditioned or delayed. (c) Buyer and Seller shall, and shall cause their respective Affiliates to, use their respective commercially reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval, or amendment required to transfer all rights and obligations under any and all Transferred Contracts, Transferred Governmental Permits, certificates, approvals, licenses, authorizations or other rights or obligations or liabilities that constitute Purchased Assets or Assumed Liabilities or that are required to perform the obligations under the Collateral Agreements. (d) From and after the Closing Date, Seller on behalf of itself and its Affiliates authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Buyer’s expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate’s behalf with respect thereto. (e) Notwithstanding anything in this Agreement to the contrary, unless and until any consent or approval with respect to any Nonassignable Asset is obtained, such Nonassignable Asset shall not constitute a Purchased Asset and any associated liability shall not constitute an Assumed Liability for any purpose under this Agreement. 2.6. Intellectual Property and Information. Unless expressly set forth in this Agreement, the Intellectual Property License Agreement or in any Collateral Agreement, no title, right or license of any kind is granted to Buyer pursuant to this Agreement with respect to the Intellectual Property or Information owned or controlled by Seller or any Affiliate of Seller, either directly or indirectly, by implication, by estoppel or otherwise. 2.7. Bulk Sales Law. Buyer hereby waives compliance by Seller and any Subsidiary with the requirements and provisions of any “bulk-transfer” Laws of any jurisdiction (collectively, the “Bulk Sales Laws”), including Article 6 of the California Uniform Commercial Code, in each case that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer or a Buyer Designee. 2.8. Taxes. (a) Buyer and any Buyer Designee shall be entitled to deduct and withhold from the consideration or any payment otherwise payable pursuant to this Agreement such amounts as Buyer or any Buyer Designee, as applicable, is required to deduct and withhold under the Code, or any Tax Law, with respect to the making of such payment. Such withheld amounts shall be paid to the applicable Governmental Body. To the extent that

-25- amounts are so withheld and paid to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. If Buyer or a Buyer Designee intends to deduct or withhold on account of Taxes with respect to any payments made pursuant to this Agreement, Buyer or such Buyer Designee shall use commercially reasonable efforts to provide reasonable advance notice to Seller (or such other Person to whom such amount is payable) of any amounts otherwise payable to Seller (or such other Person) that it intends to deduct and withhold. Notwithstanding anything herein to the contrary, and provided that Seller (or such other Person) provides the properly completed Form W-8, Form W-9 or other similar forms, including any applicable non-U.S. Tax forms, (as applicable) as the applicable Buyer or Buyer Designee reasonably requests and except to the extent otherwise required by Law, Buyer or Buyer Designee shall not be entitled to deduct and withhold from any amount payable or otherwise deliverable pursuant to this Agreement any amounts of Tax. If withholding of Tax is required under this Section 2.8(a), (i) Seller (or such other Person) shall be entitled to claim the benefit of any applicable Tax treaty in any non-U.S. jurisdiction in which withholding is required, (ii) Buyer or the applicable Buyer Designee shall reasonably cooperate in good faith with Seller (or other Person, as applicable) to facilitate any such claim and to minimize or eliminate, to the extent permitted by applicable Laws, any such withholding obligation, and (iii) Buyer or the applicable Buyer Designee shall provide the Person in respect of whom withholding is imposed such documentation to support such Person’s claim of having paid the withheld amounts to the applicable taxing authorities. (b) The payment for any sales, use, transfer, conveyance, stamp, registration, documentary, filing, recording, or similar fees or Taxes (collectively, the “Transfer Taxes”) incurred in connection with the transfer of the Purchased Assets and the assumption of the Assumed Liabilities to and by, respectively, Buyer and Buyer Designees pursuant to this Agreement shall be borne solely by Buyer when due. (c) Unless otherwise provided for in this Agreement, any consideration stated to be payable or to be borne under this Agreement is exclusive of any applicable Value Added Taxes. Notwithstanding anything to the contrary in this Agreement, any Taxes that are Value Added Taxes imposed on assets sold hereunder, to the extent such Taxes are fully recoverable by Buyer or the applicable Buyer Designee (or would have been recoverable or not chargeable if Buyer had designated a local entity registered for Value Added Tax purposes to acquire the assets and operate the acquired business in each applicable country), shall be borne solely by Buyer or Buyer Designees, buy only to the extent that a duly issued invoice has been provided by Seller or a Subsidiary to Buyer or the applicable Buyer Designee, which invoice may be subject to adjustment following the completion of the Asset Level Allocation Statement. In the case and to the extent of Value Added Taxes incurred in connection with the transactions contemplated hereby that are fully or partially recoverable by Buyer or a Buyer Designee, such Taxes shall be properly invoiced by Seller or its Subsidiaries to Buyer or Buyer Designee, as applicable, paid by Buyer or Buyer Designee to Seller or its Subsidiaries, as applicable, and remitted by Seller or its Subsidiaries, as applicable, to the relevant Governmental Body in accordance with applicable Law, and Buyer or Buyer Designee shall be entitled to such recovery. The Party prescribed by Law as primarily liable for the payment of such Value Added Taxes shall

-26- prepare all necessary documents (including all Returns) with respect to all such amounts in a timely manner. For the avoidance of doubt, any adjustment to such documents resulting from changes to valuation shall not cause such documents to be considered untimely. The Parties shall use reasonable efforts and cooperate in good faith to determine the appropriate rate of Value Added Tax and/or, where available, to apply for specific relief for a “transfer of a going concern.” Consistent with the other provisions of this Section Error! Reference source not found., in the event that the competent Tax authority determines that the transactions contemplated hereby do not qualify for such Value Added Taxes relief applied by the Parties, Seller shall charge Buyer Value Added Taxes due on the transactions contemplated hereby and deliver to Buyer a valid Value Added Taxes invoice within the time as may be required by applicable Law. Value Added Taxes should be paid by Buyer to Seller, in addition to the consideration payable pursuant to this Agreement, and Seller shall remit the Value Added Taxes to the relevant Governmental Body, in each case, within such timing as may be required or customary under applicable Law. Any related interest, and/or penalties and/or surcharges imposed by the applicable Governmental Body related to this Agreement will be paid by Seller, Buyer, or the Buyer's Designee, provided that the fault is exclusively attributable to them. If the fault resulting in interest, penalties, and/or surcharges is not exclusively attributable to one party, including any challenges to the application of any applicable exemptions from Value Added Taxes (such as the transfer of a going concern, zero-rating sales, etc.) as discussed and agreed by the Parties, then the Parties shall bear the interest, penalties, and/or surcharges equally. (d) All real property Taxes (if any), personal property Taxes and similar ad valorem obligations (“Property Taxes”) levied with respect to the Purchased Assets for a Straddle Period shall be apportioned between Seller and Buyer based on the number of days of such Straddle Period, and Seller shall be liable for the proportionate amount of Property Taxes that is attributable to the Pre-Closing Tax Period within such Straddle Period, and Buyer shall be liable for the proportionate amount of Property Taxes that is attributable to the Post-Closing Tax Period within such Straddle Period. Any refund, rebate, abatement or other recovery of Property Taxes attributable to the Pre-Closing Tax Period shall be for the account of Seller, and any refund, rebate, abatement or other recovery of Property Taxes attributable to the Post-Closing Tax Period shall be for the account of Buyer. Upon receipt of any bill (or any refund, rebate, abatement, or other recovery) for such Property Taxes, Buyer or Seller, as applicable, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 2.8(d) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the Party owing it to the other within thirty (30) days after delivery of such statement. In the event that Buyer or Seller makes any payment for which it is entitled to reimbursement under this Section 2.8(d), the applicable Party shall make such reimbursement promptly but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. For the avoidance of doubt, Seller shall be responsible for and shall promptly pay when due all Property Taxes levied with respect to the Purchased Assets attributable to a Pre-Closing Tax Period.

-27- (e) Following the Closing, Buyer and Seller shall cooperate as reasonably requested, so long as such request would not adversely impact Seller or its Affiliates, for the purpose of enabling the requesting Party to (i) make any election relating to Taxes, (ii) prepare Returns with respect to the Target Business or the Purchased Assets or (iii) to prepare for and defend audits or other Tax-related examinations by a Governmental Body with respect to the Target Business and the Purchased Assets. (f) Seller and its Affiliates shall not permit any Tax deficiencies (including penalties and interest) of any kind assessed against or relating to Seller and its Affiliates with respect to any taxable periods ending on or before, or including, the Closing Date of a character or nature that would reasonably be expected to result in Liens (other than any Lien for Taxes that are not yet due and payable) or claims on any of the Purchased Assets or on Buyer’s title or use of the Purchased Assets following the Closing or that would reasonably be expected to result in any claim against or liability of Buyer. 2.9. Buyer Designee. The Parties agree that Buyer may assign the right to purchase certain of the Purchased Assets to one or more Buyer Designees or that one or more Buyer Designees may enter into a Collateral Agreement. Notwithstanding any such assignment or execution of a Collateral Agreement by a Buyer Designee, Buyer shall remain liable for, and any such assignment or execution shall not relieve Buyer of, its obligations hereunder or thereunder. Any reference to Buyer in this Agreement shall to the extent applicable also be deemed a reference to the applicable Buyer Designee, except where in context of this Agreement such use would not be appropriate. 2.10. Purchase Price. In consideration of the grant, sale, transfer, assignment, conveyance and delivery by Seller and the Subsidiaries of the Purchased Assets to Buyer or a Buyer Designee, Buyer and/or a Buyer Designee(s) shall (i) pay to Seller or the applicable Subsidiary at the Closing an aggregate amount in cash equal to $210,000,000.00, subject to adjustment pursuant to Section Error! Reference source not found. below (the “Closing Payment”), by wire transfer of immediately available funds to an account designated by Seller’s written instructions to Buyer at least three (3) Business Days prior to the Closing Date, and (ii) assume the Assumed Liabilities upon the Closing pursuant hereto (the sum of the Closing Payment and the Assumed Liabilities, the “Purchase Price”). 3. Representations and Warranties of Seller. Except as set forth in the Schedules attached hereto and delivered by Seller to Buyer prior to the execution of this Agreement, Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date: 3.1. Organization and Qualification. Seller is a limited liability company duly organized and validly existing under the Laws of the State of Indiana and has all requisite limited liability company power and authority to carry on the Target Business as currently conducted by it and to own or lease and operate the Purchased Assets and conduct the Target Business as currently conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of the Purchased Assets or the operation or conduct of the Target Business requires such qualification, except where the failure to be so qualified or in good standing,

-28- individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect. 3.2. Subsidiaries. Schedule 3.2 sets forth a list of each Subsidiary of Seller that has title to any Purchased Asset or any Assumed Liability, together with its jurisdiction of organization. Each Subsidiary set forth in Schedule 3.2 is duly organized and validly existing and in good standing (in any jurisdiction that recognizes such concept) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate the Purchased Assets owned by it and to carry on its portion of the Target Business as presently conducted by it. Each Subsidiary of Seller set forth on Schedule 3.2 is duly qualified to do business and is in good standing as a foreign corporation or other entity (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its properties and assets or the operation or conduct of the Target Business requires such qualification, except for failures to be so duly organized, validly existing, qualified or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. The Subsidiaries listed on Schedule 3.2 are the only Subsidiaries of Seller that have title to any Purchased Asset or any obligation that is an Assumed Liability. 3.3. Authorization; Binding Effect. (a) Seller has all requisite limited liability company power and authority to execute, deliver and perform this Agreement and the Collateral Agreements to which it will be a party and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party have been duly authorized by all requisite corporate action. (b) Each Subsidiary that will be a party to a Collateral Agreement has all requisite corporate or similar power and authority to execute, deliver and perform the Collateral Agreements to which it will be a party and to consummate the transactions contemplated thereby, and the execution, delivery and performance of the Collateral Agreements to which it will be a party have been duly authorized by all requisite corporate or similar action. (c) This Agreement has been duly executed and delivered by Seller and this Agreement is, and the Collateral Agreements to which Seller and any of its Subsidiaries will be a party when duly executed and delivered by Seller or such Subsidiary will be, valid and legally binding obligations of Seller or such Subsidiary, enforceable against Seller or such Subsidiary, as applicable, in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles. 3.4. Non-Contravention; Consents.

-29- (a) Assuming that all Required Consents (as defined in Section 3.4(b)) have been obtained, the execution, delivery and performance of this Agreement by Seller and the Collateral Agreements by Seller or any of its Subsidiaries that is a party thereto and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of, or conflict with, any provision of Seller’s or any of its Subsidiaries’ charters, by-laws or similar organizational documents, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any Contract to which Seller or a Subsidiary is a party or by which it is bound and which relates to the Target Business or the Purchased Assets, (iii) result in the imposition of any Encumbrance (other than Permitted Encumbrances) upon any of the Purchased Assets or the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of Assigned Intellectual Property, or (iv) violate any applicable Law of any Governmental Body having jurisdiction over Seller, a Subsidiary that is party to a Collateral Agreement, the Target Business or the Purchased Assets, other than in the case of clauses (ii), (iii) and (iv), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, are not and would not reasonably be expected to be material to the Target Business and would not reasonably be expected to materially impede or delay the Closing. (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller or an Affiliate in connection with the execution, delivery and performance of this Agreement and the Collateral Agreements to which Seller or its Subsidiaries will be a party or for the consummation of the transactions contemplated hereby or thereby by Seller or a Subsidiary, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign Antitrust Laws and (ii) consents or approvals of Governmental Bodies or other Third Parties that are required to transfer or assign to Buyer or a Buyer Designee any Purchased Assets, Assumed Liabilities, or assign the benefits of or delegate performance with regard thereto in any material respect, each of which are set forth in Schedule 3.4(b) (items (i) and (ii) being referred to herein as the “Required Consents”) and (iii) such other consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, are not and would not reasonably be expected to be material to the Target Business and would not reasonably be expected to materially impede or delay the Closing. 3.5. Purchased Assets. (a) Seller or a Subsidiary has and at the Closing will have good and valid title to, or a valid and binding leasehold interest or license in, all tangible Purchased Assets, free and clear of any Encumbrance, except for Permitted Encumbrances. At the Closing or at such other time as may be specified herein or in the Transition Services Agreement, Seller or a Subsidiary will transfer to Buyer or a Buyer Designee good and valid title to, or, if Seller or a Subsidiary has a leasehold interest or license, a valid and binding leasehold interest or license in, all tangible Purchased Assets, free and clear of any Encumbrance, except for Permitted Encumbrances. Except as set forth on Schedule 3.5(a), Seller or a

-30- Subsidiary is the sole and exclusive owner of all Business Product Approvals, and neither Seller nor any Subsidiary has previously sold, licensed, or transferred in any manner, in whole or in part, directly or indirectly, other than to or among its Affiliates any of the Business Product Approvals. (b) Schedule 3.5(b) sets forth a list, as of the date hereof, of the Principal Equipment (other than the Manufacturing Assets, which are listed on Schedule 1.1(b)) and the Purchased Leased Equipment. Each material item of Principal Equipment and each material item of Purchased Leased Equipment is in good operating condition and repair, subject to normal wear and tear, suitable for the purposes for which it is currently being used but is otherwise being transferred on a “where is” and, as to condition, “as is” basis. (c) The Transferred Contracts, Purchased Assets, and Transferred Employees constitute all of the material tangible and intangible property, assets, personnel and rights of Seller or an Affiliate that are exclusively related to or used in the operation or conduct of the Target Business. Except for (i) the goods and services provided and Intellectual Property licensed under the Transition Services Agreement or the Intellectual Property rights licensed under the Intellectual Property License Agreement to the extent not otherwise included in the definition of “Purchased Assets,” and (ii) any billing, order entry, fulfillment, accounting, collections, finance, operations, engineering or other corporate centralized functional organizations within, or controlled by, Seller or an Affiliate, the Transferred Contracts, Purchased Assets and the Transferred Employees and the other rights acquired or licensed under this Agreement and the Collateral Agreements (including the licenses, goods and services to be provided pursuant to the Transition Services Agreement) are sufficient to permit Buyer to operate and conduct the Target Business in substantially the same manner as conducted by Seller immediately prior to the Closing. In the event this Section 3.5(c) is unintentionally breached because Seller or a Subsidiary has in good faith failed to identify and transfer any exclusive asset or property or provide any service necessary for the continued operation or conduct of the Target Business or the Purchased Assets following the Closing (with service time-bound by the duration of the TSA), such breach shall be deemed cured if Seller or the applicable Subsidiary, subject to Section 2.5(c), promptly, but in no event, later than thirty (30) days following such failure to identify and transfer, transfers such properties or assets, including Intellectual Property, provides such goods or services to Buyer or a Buyer Designee, or licenses such Intellectual Property, in each case, at no additional cost to Buyer or a Buyer Designee. 3.6. Permits. Schedule 2.1(e) contains a description of each Transferred Governmental Permit. The Transferred Governmental Permits set forth on Schedule 2.1(e) are valid and in full force and effect and no proceeding is pending or, to Seller’s Knowledge, threatened seeking the suspension, modification, limitation, or revocation of any such Transferred Governmental Permit. Schedule 3.6 sets forth a list, as of the date hereof, of all other material Permits that are primarily related to or used in the operation or conduct of the Target Business, other than the Transferred Governmental Permits, each of which is valid and in full force and effect. No penalty has been assessed, and no notice, citation, summons, complaint, or order has been filed or issued to Seller or any Subsidiary, related to any alleged failure by Seller to have any such Transferred Governmental Permit. No review, investigation, or other proceeding is pending or, to Seller’s Knowledge, threatened seeking the suspension, modification, limitation, or revocation of any such

-31- Transferred Governmental Permit. Neither Seller nor any Subsidiary is in violation of or default under any Permit which, individually or in the aggregate, has had or would reasonably be expected to be material to the Target Business, and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Governmental Permit. 3.7. Compliance with Laws. (a) Except as set forth on Schedule 3.7, with respect to the Purchased Assets and the Target Business, Seller and each Affiliate is in compliance in all material respects with all applicable Law and all decrees, orders, judgments, writs, injunctions and Permits of or from Governmental Bodies by which the Target Business or the Purchased Assets are bound or affected. There are no citations, decisions, adjudications or statements, in each case issued by any Governmental Body, asserting that any Business Product is defective or unsafe or fails to meet the requirements of any applicable Law. (b) Without limiting the generality of the foregoing, with respect to the Purchased Assets and the Target Business, neither Seller nor any of its Affiliates, nor to Seller’s Knowledge, any agent, director, officer, employee or other Person associated with or acting on behalf of Seller or its Affiliates, has since January 1, 2021, directly or indirectly, taken, authorized or promised to take any action which would cause it to be in violation of any applicable Anti-Corruption Laws; used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign from corporate funds, or violated any money laundering Laws, or similar legislation in applicable jurisdictions or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any person, except for instances of noncompliance or possible noncompliance that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Target Business or the Purchased Assets. With respect to the Purchased Assets and the Target Business, neither Seller nor any of its Affiliates has since January 1, 2021, received any written notice from any Governmental Body alleging any violation or alleged violation of Anti-Corruption Laws, discovered a violation as a result of an internal investigation or made a voluntary or directed disclosure to any Governmental Body, and, to Seller’s Knowledge, there are not facts that would reasonably be expected to lead to such notice. (c) With respect to the Purchased Assets and the Target Business, Seller and each Affiliate is, and has been for the past six (6) years, in compliance in all material respects with all applicable Trade Laws and Sanctions. Without limiting the foregoing, neither Seller (with respect to the Business Products), nor any of its officers, directors or employees, nor any Representative of Seller (with respect to the Business Products), is currently, or has been in the last six (6) years: (a) a Sanctioned Person, (b) organized or resident in a Sanctioned Country, or (c) engaged in any dealings or transactions, directly or indirectly, with any Sanctioned Person or in or with any Sanctioned Country. In the last six (6) years, all exports, re-exports, imports and transfers by Seller (with respect to the Business Products) have been effected in full compliance with Export-Import Laws. In the

-32- last six (6) years, Seller has not (with respect to the Products) received from any Governmental Body or, to Seller’s knowledge, any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Body; or conducted any internal investigation or audit, in each case concerning any actual or potential violation of any Trade Laws. 3.8. Litigation. Except as set forth on Schedule 3.8, there is no action, suit, consent decree, proceeding, arbitration or governmental investigation pending or, to Seller’s Knowledge, threatened by, against or involving Seller or any Affiliate, the Target Business or the Purchased Assets, (i) which seeks to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) that could reasonably be expected to be material to the Target Business or the Purchased Assets. To Seller’s Knowledge, there is no reasonable basis for any such action, suit, decree, proceeding, arbitration, or investigation not disclosed on Schedule 3.8 that could reasonably be expected to be material to the Target Business or the Purchased Assets. 3.9. Business Employees. (a) (i) Schedule 3.9(a)(i) contains a complete and accurate list, as of the date hereof, of all the Business Employees, showing for each Business Employee their (A) name, (B) job title, (C) primary work location (country, state (if applicable) and city), (D) employing entity, (E) date of hire or service commencement date, (F) whether paid on a salary, hourly or otherwise, (G) current annual base salary, base wage rate or other wage, (H) immigration status, if any, (I) classification status of U.S. employees under the Fair Labor Standards Act and applicable state or local Law (i.e., exempt or non-exempt), (J) leave of absence status, if any (including, but not limited to, short- or long-term disability leave, military leave, maternity leave, family leave, and/or other administrative leave), (K) full-time or part-time status, (L) whether represented by a works council, union or other labor organization under an agreement to with Seller or any of its Subsidiaries is a party or otherwise subject, and the identity of such works council, union or other labor organization, (M) general eligibility for current annual incentive/bonus or commission opportunity, and (N) accrued, but unused, paid time off, Rollover PTO, sick leave and other leave. There are no individual or sole proprietor independent contractors or consultants engaged by Seller or any of its Subsidiaries who exclusively provide services to the Target Business. (ii) Except as set forth on Schedule 3.9(a)(ii), no Business Employee or other employee or independent contractor of Seller or any of its Subsidiaries who is providing services for the Target Business is covered by any union, collective bargaining or other similar labor agreement to which Seller or any of its Subsidiaries is a party or otherwise subject (including any agreement with any works council, labor or trade union or other similar labor-relations entity). Except as set forth on Schedule 3.9(a)(ii), (A) there are no pending or, to Seller’s Knowledge, threatened union, works council, employee representative or similar labor organizing activities or arrangements with respect to any Business Employee in their capacity as such or the Target Business with Seller or its Subsidiaries; (B) in the three (3) years prior to the date hereof, there has been no labor dispute, other

-33- than routine individual grievances, or, to Seller’s Knowledge, any material activity or proceeding by a works council, labor union or trade union or similar labor-relations entity or representative thereof to organize the Business Employees or any other employees or independent contractors of Seller or any of its Subsidiaries who provide services for the Target Business, or any lockouts, strikes, slowdowns, work stoppages or, to Seller’s Knowledge, threats thereof by or with respect to the Business Employees or the Target Business; and (C) neither Seller nor any of its Subsidiaries is a party to or bound by any union, collective bargaining or other similar labor agreement (including any agreement with any works council, labor or trade union or other similar labor-relations entity) that covers any individuals providing services for the Target Business. (iii) No unfair labor practice, labor dispute or labor charge or complaint is pending or to Seller’s Knowledge threatened with respect to any Business Employee in their capacity as such or the Target Business. (iv) Except as set forth on Schedule 3.9(a)(iv), there is no union, works council, employee committee or representative or other labor organization, which, pursuant to applicable Law, Contract or past practice, must be notified or consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement. (b) Schedule 3.9(b) contains a complete and accurate list, as of the date hereof, of each Benefit Plan that covers one or more Business Employees (collectively, the “Business Employee Plans”). With respect to each of the Business Employee Plans, Seller has made available to Buyer true and complete copies of, to the extent applicable, (i) the most recent plan document (including all amendments thereto) or, if a written plan document does not exist, a written description describing all material terms thereof, (ii) the applicable trust agreement, insurance contract or other funding arrangement, (iii) the most recent letter received from a Governmental Body regarding the tax-qualified status of such Business Employee Plan (including any IRS determination or opinion letter), (iv) the two most recent annual report (including on Form 5500), financial statements and actuarial valuation report, (v) any material, non-routine correspondence with a Governmental Body during the past three (3) years, and (vi) the most recent summary plan description, including any summaries of material modifications to such summary plan description, and summaries of benefits and coverage. (c) Each Business Employee Plan and related trust that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter or may rely on an opinion letter from the IRS as to its qualification in form under the Code, and, to Seller’s Knowledge, no event has occurred or conditions exist that could reasonably be expected to cause the loss of such qualified status. To Seller’s Knowledge, nothing has occurred with respect to any Business Employee Plan that could reasonably be expected to subject, Buyer or any of its Affiliates to a penalty under Section 502 of ERISA or Tax under Sections 4975 or 4980H of the Code.

-34- (d) No Business Employee Plan provides post-employment or post-service health, welfare, or life insurance benefits other than as required under COBRA or other similar applicable Law. No Business Employee Plan is, and none of Seller, any Subsidiary or any ERISA Affiliate sponsors, maintains, participates in, contributes to (or is obligated to contribute to), or has within the past six (6) years sponsored, maintained, participated in, contributed to, incurred an obligation to contribute to, or has any liability (contingent or otherwise) with respect to: (i) any “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA, (ii) any “employee pension benefit plan” as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA, Part 3 of Title I of ERISA or Section 412 of the Code, (iii) any “multiple employer plan” as defined in ERISA or the Code or (iv) any “multiple employer welfare arrangement” as defined under Section 3(40)(A) of ERISA (without regard to Section 514(b)(6)(B) of ERISA). (e) Each Business Employee Plan (including a Non-U.S. Benefit Plan or any Benefit Plan covering one or more Business Employees that is otherwise not subject to ERISA or the Code) has been established, administered, and maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable Law (including without limitation ERISA, the Code, and any special provisions relating to the tax status of contributions to, earnings of or distributions from such Benefit Plan where each such Benefit Plan was intended to have such tax status). Neither Seller nor any Subsidiary is a party to any agreement, contract or arrangement that provides for, or is otherwise required or obligated to make a payment that would constitute, nonqualified deferred compensation (as defined in Section 409A(d)(1) of the Code) with respect to any Business Employee that does not comply with or satisfy an exemption from Code Section 409A. (f) Each Business Employee Plan that is a Non-U.S. Benefit Plan (i) has obtained from the Governmental Body having jurisdiction with respect to such Business Employee Plan any determination or registration required to give effect to such Business Employee Plan, if applicable, (ii) if it is intended to qualify for special tax treatment, satisfies in all material respects the requirements for such treatment and (iii) to the extent providing pension, termination indemnities, long-service awards, jubilee payments, post-termination welfare benefits or similar payments or benefits is listed on Schedule 3.9(f) and is fully secured by an insurance policy or is fully funded or book reserved, as applicable, in accordance GAAP or other applicable accounting standards. (g) Except as provided in Schedule 3.9(g), neither the execution or the delivery of this Agreement nor the consummation of the transactions contemplated hereby, in each case, whether alone or in conjunction with any other event, will (i) result in any payments or benefits becoming due to any Business Employee, (ii) increase the amount of or result in the acceleration of the time of payment, funding or vesting or result in the forfeiture of compensation or benefits under any Business Employee Plan, (iii) result in or entitle any Business Employee to any loan forgiveness or (iv) give rise to any payment or benefit that could reasonably be expected to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code.

-35- (h) There is no action, suit, consent decree, proceeding, arbitration or governmental investigation pending or, to Seller’s Knowledge, threatened relating to a Business Employee Plan (other than routine claims for benefits), and no Business Employee Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a Governmental Body or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Body. (i) With respect to the Target Business, there is not presently pending, existing or, to Seller’s Knowledge, threatened, (i) any strike, slowdown, picketing, or work stoppage, (ii) any application for certification of a collective bargaining agent, (iii) any material controversies or material disputes pending or to Seller’s Knowledge threatened between Seller or any Subsidiary and any of its employees, or (iv) any material claims, material litigation or material disputes by a works council or other employee representative body, or an applicable Governmental Body against Seller or any of its Subsidiaries. (j) Except as set forth on Schedule 3.9(j), in the three (3) years prior to the date hereof, there have been no labor or employment-related litigations, administrative proceedings, arbitrations, audits or investigations in effect, pending, or to Seller’s Knowledge threatened regarding any Business Employee in their capacity as such, any employee or independent contractor of Seller or any of its Subsidiaries who provides services for the Target Business in their capacity as such, or the Target Business, at law or in equity, or before or by any Governmental Body or arbitrator. (k) Seller and its Subsidiaries are, and for the past three (3) years have been, in compliance, in all material respects, with all applicable Law regarding labor, employment and/or employment practices, including all applicable Law regarding terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), harassment, discrimination, retaliation, whistleblowing, disability rights and benefits, equal opportunity, plant closures and layoffs, employee trainings and notices, workers’ compensation, labor relations, leaves of absences, COVID-19, affirmative action and/or unemployment insurance, with respect to any Business Employee, the Target Business and/or any former employee, independent contractor or other service provider who provided services to the Target Business. (l) Neither Seller nor any of its Subsidiaries has engaged in any material unfair labor practices within the meaning of the National Labor Relations Act or similar state, local or foreign agency in the preceding twelve (12) month period, with respect to any Business Employee or the Target Business. (m) Neither Seller nor any of its Subsidiaries in the past three (3) years has become a party to a settlement agreement resolving claims or allegations made of sexual harassment or sexual misconduct against a current executive-level Business Employee or former executive-level employee of Seller or any of its Subsidiaries, who provided services to the Target Business in their capacities as such.

-36- (n) Except as set forth in Schedule 3.9(n), Seller and its Subsidiaries have not experienced or implemented a “plant closing” or “mass layoff” as defined in the WARN Act affecting any single site of employment or one or more facilities or operating units within any single site of employment of Seller and any of its Subsidiaries during the past three (3) years involving the Target Business. In the twelve (12) months prior to the date of this Agreement, Seller and its Subsidiaries have not carried out any “employment loss” (as such term is defined in the WARN Act), temporary layoffs, or hours or pay reductions that would, in the aggregate, require notice under the WARN Act. (o) The Business Employees are lawfully authorized and have provided appropriate documentation to work in the jurisdiction in which they are working. (p) Schedule 3.9(a)(i) sets forth, as of the date hereof, the immigration status for all U.S. based Business Employees who are not U.S. citizens or permanent residents and lists any Business Employees based outside of the United States that are not citizens or permanent residents of the jurisdiction in which they perform services. No Business Employee is working on assignment or secondment for Seller or one of its Affiliates while employed by Seller or a different Affiliate located in a different country. (q) Each Business Employee subject to the terms of a form employment contract, offer letter, or employment agreement is employed on terms materially the same as or consistent with the general terms set forth in the applicable form employment contract, offer letter or employment agreement which Seller has made available to Buyer and which Seller has indicated is used by Seller or its Affiliates in the location in which such Business Employee is working. Seller and its Subsidiaries are in compliance in all material respects with all employment contracts, offer letters and employment agreements that any one of them has with any Business Employee. 3.10. Contracts. (a) Schedule 3.10(a) contains a complete and accurate list, as of the date hereof, of the Transferred Contracts (other than purchase orders, pricing acknowledgements, confirmations and similar documents) (collectively, the “Material Contracts”). Schedule 3.10(a) identifies any Material Contracts that fall under any of the following categories of Contracts that, in each case, relate to the Target Business: (i) that involve or could reasonably be expected to involve payments by or to Seller or a Subsidiary of either more than $250,000 per year or more than $500,000 in the aggregate over the full term thereof; (ii) with any one of the Top Customers; (iii) with any one of the Top Suppliers; (iv) that contain any provision or covenant prohibiting or limiting the ability of Seller or a Subsidiary to (A) engage in any activity (including geographical restrictions), (B) to compete in any line of business, directly or indirectly, with any Person;

-37- (v) pursuant to which Seller or any of its Subsidiaries is bound to, or has committed to provide or license any Business Product, or Purchased Asset to any Third Party including any reseller or distributor of products (including the Top Distributors) other than Contracts for sales of Business Products in the ordinary course of business pursuant to Seller’s standard terms and conditions that have been provided to Buyer or to acquire or license any product, Intellectual Property or service from a Third Party; (vi) that provide for “most favored nation” terms, including such terms for pricing; (vii) that create or obligate Seller or a Subsidiary to participate in any joint venture or similar arrangement; (viii) that contain maintenance, warranty, support or similar obligations, other than as set forth on the standard terms and conditions of sale included in Schedule 3.15(a); (ix) for any distributor, original equipment manufacturer, reseller, value added reseller, sales, agency or manufacturer’s representative relationships that is material to the Target Business or the Purchased Assets, including any with respect to the Business Products; (x) that provide for Intellectual Property that is exclusively related to or exclusively used in the operation or conduct of the Target Business and is licensed from a Third Party to Seller or any of its Subsidiaries; (xi) providing for the development of any Business Intellectual Property, independently or jointly, by or for Seller or any of its Affiliates; (xii) under which any Business Intellectual Property is licensed, assigned, or transferred by Seller or any of its Affiliates to a Third Party; (xiii) that is with any Governmental Body, university, or research organization; (xiv) that is a Contract obligating Seller or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party; (xv) that involve, include or otherwise require Seller or any of its Subsidiaries to share profits or pay milestones, royalties or any other contingent payments with or to one or more other Persons; and (xvi) that constitute any other agreement, commitment, arrangement, or plan not made in the ordinary course of business that is otherwise material to the Target Business.

-38- (b) Each Material Contract is valid, binding, and enforceable against Seller or the applicable Subsidiary and, to Seller’s Knowledge, the other parties thereto in accordance with its terms and is in full force and effect. Neither Seller nor any Subsidiary is in default under or in breach of or is otherwise delinquent in performance under any Material Contract (and neither Seller nor any Subsidiary has received any notice alleging any such default, breach, or delinquency). To Seller’s Knowledge, each of the other parties thereto has performed all obligations required to be performed by it under, and is not in default under, any Material Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default, except for breaches, failures of performance or defaults that would not reasonably be expected to be material to the Target Business or the Purchased Assets. Seller or a Subsidiary has made available to Buyer true and complete copies of all Material Contracts. 3.11. Financial Statements. (a) Schedule 3.11(a) contains complete copies of the statements setting forth the revenue and specified direct expenses of the Target Business for each of the fiscal year ending December 31, 2022 and December 31, 2023 (collectively, the “Financial Statements”). The Financial Statements have been derived from and have been prepared in accordance with the books and records of Seller and the Subsidiaries (which are accurate and complete in all material respects) on a consistent basis throughout the periods covered thereby and are in accordance with GAAP (except for the omission of footnotes and normal year-end adjustments and any potential adjustments relating to Taxes and Tax adjustments) and Seller’s standard accounting policies and procedures and present fairly the performance of the Target Business for such periods. Seller has no reason to believe that such Financial Statements are incorrect or misleading in any material respect. Seller has not received or booked any prepaid revenues for the Target Business applicable to performance due after the Closing Date. (b) The books of account and other financial records of the Target Business have been kept accurately in the ordinary course of business consistent with applicable Law, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Target Business have been properly recorded therein in all material respects. (c) The Assumed Liabilities do not include any liabilities or obligations of any type or nature, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice. (d) Since December 31, 2023, (i) Seller and its Subsidiaries have conducted the Target Business in the ordinary course of business consistent with past practice, (ii) there has not been any Seller Material Adverse Effect and (iii) Seller and its Subsidiaries have not taken any action that, if proposed to be taken after the date hereof, would require the consent of Buyer under Section 5.2. (e) Except (i) as set forth on Schedule 3.11(e), (ii) liabilities reflected in the Financial Statements, and (iii) liabilities incurred by Seller in the ordinary course of

-39- business since December 31, 2023 and which are not, individually or in the aggregate, material, Seller has not incurred any liabilities or obligations arising out of or related to the Business Products, the Purchased Assets or the exploitation of the Business Products (as conducted by Seller as of the date hereof) of any kind whatsoever, whether accrued, fixed, absolute, contingent, known, unknown, determined, determinable or otherwise (and whether due or becoming due). 3.12. Intellectual Property. (a) Seller or one of its Affiliates owns exclusively all right, title and interest in and to the Assigned Intellectual Property, free and clear of all Encumbrances. Seller and its Affiliates have not received any notice or claim challenging Seller’s or any of its Affiliates’ ownership or rights under any Business Intellectual Property or suggesting that any other Person has any claim of legal or beneficial ownership or interest in, or exclusive rights with respect to, any Assigned Intellectual Property, nor to Seller’s Knowledge is there a reasonable basis for any such claim. Schedule 3.12(a)(i) contains a complete and accurate list, as of the date hereof, of all Patents that are exclusively related to or exclusively used in the operation or conduct of the Target Business and owned by Seller (the “Assigned Patents”). Schedule 3.12(a)(ii) contains a complete and accurate list, as of the date hereof, of all registered Trademarks and pending applications for registration of Trademarks that are exclusively related to or exclusively used in the operation or conduct of the Target Business, including the distribution and sale of the Business Products (the “Assigned Trademarks” and together with the Assigned Patents, the “Assigned Registered IP”). There are no registered Copyrights, pending applications for registration of Copyrights or unregistered Copyrights, except non-material Copyrights in the Business Records that are exclusively related to or exclusively used in the operation or conduct of the Target Business. There are no Trade Secrets that are exclusively related to or exclusively used in the operation or conduct of the Target Business. There are no Internet domain names or any registrations therefor, or social media accounts that are exclusively related to or exclusively used in the operation or conduct of the Target Business. There is no Software, other than Standard Software and Software provided under the Transition Services Agreement, that is exclusively related to or exclusively used in the operation or conduct of the Target Business. There are no Contracts pursuant to which Seller or an Affiliate has the right to use any Intellectual Property or Information of one or more Persons that is exclusively related to or exclusively used in the operation or conduct of the Target Business. To Seller’s Knowledge, Seller or its legal counsel has in its possession and will provide to Buyer promptly and in no event later than ninety (90) days following the Closing Date, complete and accurate copies of all applications, material correspondence with Governmental Bodies or registration organizations, and other material documents related to each such item of Assigned Registered IP. Each of Schedule 3.12(a)(i) or (ii), as applicable, sets forth a complete and accurate listing, as of the date hereof, of the jurisdiction in which each item of Assigned Registered IP has been registered or filed, the applicable registration or serial number or similar identifier, the next action due for each item of Assigned Registered IP, and applicable issuance, registration or grant date. Other than communications with Governmental Bodies or registration organizations in the ordinary course of the prosecution of the Assigned Registered IP, neither Seller nor any of its Affiliates has received any notice or claim challenging the validity or enforceability of

-40- any of the Assigned Intellectual Property or indicating an intention on the part of any Person to bring a claim that any of the Assigned Intellectual Property is invalid or unenforceable, nor to Seller’s Knowledge is there a reasonable basis for any claim that any of the Assigned Registered IP is either invalid or unenforceable. All Assigned Registered IP has been registered or obtained in accordance with all applicable legal requirements, and Seller has timely paid all filing, examination, issuance, post registration and maintenance fees and annuities associated with or required with respect thereto. None of the Assigned Registered IP has been in the past six (6) years or is currently involved in any interference, reissue, reexamination, opposition, cancellation, or similar proceeding and, to Seller’s Knowledge, no such action is threatened. Neither Seller nor any of its Affiliates has, to Seller’s Knowledge, taken any action or failed to take any action that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, or unenforceability of any Assigned Intellectual Property. (b) Except as set forth in Schedule 3.12(b), (i) neither the operation and conduct of the Target Business by Seller and its Affiliates, nor the use, marketing, sale, import, export, and manufacture of Business Products or the Purchased Assets, nor use of the Business Intellectual Property, by Seller and its Affiliates, have not and do not infringe, misappropriate or otherwise violate, any Intellectual Property rights of any Third Party; (ii) there is no suit, or proceeding pending against or, to Seller’s Knowledge, threatened against, the Target Business, Business Intellectual Property, or the Business Products, including any such suit, proceeding, claim, agreement, or stipulation (x) based upon, or challenging or seeking to deny or restrict, the rights of Seller or any of its Affiliates in any of the Business Intellectual Property, (y) alleging that the use of the Business Intellectual Property, the Purchased Assets, or any other services, processes, or services provided, processes used, or products manufactured, used, imported, exported, marketed, offered for sale or sold with respect to the Target Business conflict with, misappropriate, infringe or otherwise violate any Intellectual Property rights of any Third Party, or (z) alleging that Seller or any of its Affiliates infringed, misappropriated, or otherwise violated any Intellectual Property rights of any Third Party in connection with the operation of the Target Business or the use of the Purchased Assets; (iii) to Seller’s Knowledge, no other Person is infringing, misappropriating or otherwise violating any Business Intellectual Property rights that are material to the conduct of the Target Business or the Purchased Assets as currently conducted or as currently planned to be conducted; (iv) no legal action, suit, arbitration, audit, claim, hearing, investigation or proceeding (whether federal, state, local or foreign) for infringement, misappropriation, dilution or violation is pending or, to Seller’s Knowledge, has been threatened against any Person by Seller or any of its Affiliates, nor to Seller’s Knowledge is there a reasonable basis for any such claim; and

-41- (v) (A) there exists no restrictions on the disclosure, use, license or transfer of the Business Intellectual Property (other than the restrictions imposed in the Intellectual Property License Agreement, or by applicable Law); and (B) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Business Intellectual Property or rights therein. (c) At the Closing, Seller or one of its Affiliates will assign to Buyer the Assigned Intellectual Property in accordance with the applicable assignment agreements and will license to Buyer or Buyer Designee the Licensed Intellectual Property, in accordance with the Intellectual Property License Agreement. Other than Standard Software, the Business Intellectual Property constitutes all the Intellectual Property and Information related to or used in the operation or conduct of the Target Business and is sufficient to permit Buyer to conduct the Target Business immediately following the Closing in substantially the same manner as it is currently conducted. Following the Closing, Buyer will be permitted to exercise all of the rights of Seller, including under Business Intellectual Property, to the same extent Seller would have been able had the transactions contemplated by this Agreement and the Collateral Agreements not occurred and without the payment of any consideration. (d) None of the Business Intellectual Property has been adjudged invalid or unenforceable in whole or part and, to Seller’s Knowledge, all Business Intellectual Property is valid and enforceable. (e) Seller and its Affiliates have taken reasonable actions to maintain and protect the Assigned Intellectual Property, including payment of applicable maintenance fees and filing of applicable statements of use. (f) Schedule 3.12(f) contains a complete and accurate list, as of the date hereof, of all material Information (other than Open Source Materials) that is not owned by Seller or its Affiliates and is embedded in, incorporated into or distributed by Seller with the Business Products (“Third Party Components”), in each case identifying (i) the Business Product associated with such Third Party Component and (ii) the license or other agreement granting Seller or any of its Affiliates rights in and to such Third Party Component. (g) Schedule 3.12(g) contains a complete and accurate list, as of the date hereof, of all Contracts pertaining to licenses or rights Seller has granted, or otherwise agreed not to assert or enforce, with regard to any of the Assigned Intellectual Property. Seller has not granted any licenses or other rights under, or otherwise agreed not to assert or enforce, the Assigned Intellectual Property, except for as provided in the Contracts listed in Schedule 3.12(g). (h) Seller and its Affiliates have taken reasonable steps to maintain the confidentiality of all assigned Trade Secrets and all material confidential information, including Business Data and Information, to the Target Business and other information that at any time constituted a Trade Secret relating to the Target Business (“Business Trade Secrets”), including taking reasonable steps to ensure that any Business Trade Secrets disclosed by Seller or any of its Affiliates to a Third Party are subject to the confidentiality

-42- undertakings set forth in an applicable valid, enforceable, and written non-disclosure agreement. To Seller’s Knowledge, there has been no unauthorized access, use or misappropriation of any Business Trade Secrets. Seller and its Affiliates have not disclosed, nor is Seller or any of its Affiliates under any contractual or other obligation to disclose, to another Person any Business Trade Secrets, except pursuant to a valid, enforceable, and written confidentiality agreement or undertaking, and, to Seller’s Knowledge, no Person has breached any such agreement or undertaking. Without limiting the generality of the foregoing, Seller has and enforces in a commercially reasonable manner a policy requiring each Business Employee and independent contractor who has participated in or has made any contributions to the creation of any Business Intellectual Property or has had access to any Business Trade Secrets to enter into, and each such Business Employee and independent contractor has entered into, a valid, enforceable, and written non-disclosure and invention assignment agreement having the same or substantially similar provisions to Seller’s standard forms (which have previously been provided to Buyer) that provides for (i) the non-disclosure by such Person of any of Seller’s or any of its Affiliates’ or licensors’ confidential information, (ii) the assignment by such person to Seller or any of its Affiliates of all Intellectual Property relating to the Target Business and arising out of such person’s employment or engagement by, or contract with, Seller or any of its Affiliates, and (iii) no use by such Person of any of Seller’s or any of its Affiliates’ or licensors’ confidential information except for approved purposes. (i) Neither Seller nor any of its Affiliates is or ever was a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate Seller or any such Affiliate to grant or offer to any other Person any license or right to or otherwise impair Seller’s or its Affiliates’ control of any Business Intellectual Property. (j) To Seller’s Knowledge, no Business Employee or independent contractor of Seller or any of its Affiliates who is engaged in connection with the Target Business is obligated under any agreement or subject to any judgment, decree or order of any court or Governmental Body, or any other restriction that could reasonably be expected to materially interfere with such Business Employee or independent contractor carrying out his or her duties for Seller or such Affiliates, as applicable, or that could reasonably be expected to materially conflict with the Assigned Intellectual Property, the Licensed Intellectual Property, the Purchased Assets, or the Target Business as presently conducted or presently planned to be conducted. No funding, facilities, or personnel of any Governmental Body were used, directly or indirectly, to develop, invent or create, in whole or in part, any Business Intellectual Property. (k) The information technology assets constituting Principal Equipment (the “Business IT Assets”) are designed, implemented, operated and maintained in accordance with customary industry standards and practices for entities operating businesses similar to the Target Business, including with the respect to redundancy, reliability, scalability and security. The Business IT Assets are adequate for and operate and perform in all material respects as required in connection with the operation of the Target Business as currently conducted and as currently planned to be conducted. Seller and each of its Affiliates have in effect industry standard disaster recovery plans, procedures and facilities for its business

-43- and have taken all reasonable steps to safeguard the security and the integrity of the Business IT Assets. Seller and its Affiliates have undertaken all reasonably necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments and risk analyses) of the Target Business and operations required by Data Protection Requirements. None of the Business IT Assets contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “vulnerability”, “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device; or (ii) damaging or destroying any data or file without the user’s consent. Except as set forth in Schedule 3.12(k), since January 1, 2018, there have been no unauthorized intrusions or breaches of security with respect to the Business IT Assets, that have resulted in the unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Personal Information or other Business Data (“Security Incident”) in the possession, custody or control of Seller or its Affiliates, which has required notification to any Person (including any Governmental Body). To Seller’s Knowledge, no subcontractor of Seller or any of its Affiliates has experienced a Security Incident or made or has been required to make any disclosure or notification pursuant to the applicable Data Protection Requirements in connection with any Security Incident with respect to any Personal Information or other Business Data provided by it to Seller or any of its Affiliates. Seller and each of its Affiliates have implemented any and all security patches or upgrades that are generally available for the Business IT Assets. (l) Since January 1, 2018, Seller and its Subsidiaries are and have been operating in material compliance with applicable Data Protection Requirements. To the extent required by Data Protection Requirements, Seller and its Subsidiaries have adopted and published Privacy Policies that accurately describe the privacy practices of Seller and its Subsidiaries (as applicable), to any website, mobile application or other electronic platform and complied with those notices and policies, and no such notices or disclosures have been inaccurate, misleading or deceptive. Seller and each of its Affiliates take and has taken reasonable measures designed to ensure that Personal Information is protected against unauthorized access, loss, damage, use, sharing, modification, or other misuse other than as expressly described in the Privacy Policies, and there has been no unauthorized access, loss, damage use, sharing, modification, or other misuse of any Personal Information by Seller or any of its Affiliates. (m) To Seller’s Knowledge, no Person (including any Governmental Body) has asserted or commenced any action, suit, decree, proceeding, arbitration or investigation with respect to any alleged violation of the applicable Data Protection Requirements or any data privacy or security practices of Seller or its Affiliates, including any loss, damage or unauthorized access, use, disclosure or modification of any Personal Information or other Business Data maintained by, or on behalf of, Seller or its Affiliates. The execution, delivery and performance of this Agreement complies in all material respects with the applicable Data Protection Requirements.

-44- (n) Seller and its Subsidiaries have the necessary authority, rights, consents and authorizations to Process any Personal Information maintained by or on behalf of Seller and its Subsidiaries to the extent required in connection with the operation of the Target Business as currently conducted. 3.13. Business Product Liability and Recalls. (a) Each Business Product produced or sold is in compliance in all material respects with all applicable Law. There is no design or manufacturing defect, bug or error that: (i) has been established or is being investigated with respect to any Business Product, or (ii) has resulted in, or could reasonably be expected to result in death, personal injury, or property damage, or other material liabilities for returns or other product liability claims with respect to any Business Product. (b) Except as set forth in Schedule 3.13(b), since January 1, 2021, there has been no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or Governmental Body and Notified Body pending or, to Seller’s Knowledge, threatened against or involving the Target Business or relating to any Business Product, including any action, suit, claim, inquiry, proceeding or investigation alleging that any Business Products have been defective or improperly designed or manufactured, nor has there been any pattern of product failure relating to any Business Product designed, manufactured or sold or offered for sale by the Target Business. (c) Except as set forth in Schedule 3.13(c), since January 1, 2021, there has been no pending, or to Seller’s Knowledge, threatened Recall or investigation of any Business Product and, to Seller’s Knowledge, no condition or circumstance exists, that (with or without notice or lapse of time) would directly or indirectly be expected to give rise to or serve as the basis for any Recall or investigation. 3.14. FDA and Regulatory Matters. (a) Since January 1, 2018, Seller and its Subsidiaries are in compliance in all material respects with all applicable Healthcare Laws regarding registration, license and certification for each site at which a business Product is manufactured, labeled, sold, or distributed. To the extent that any Business Product is exported from the United States, Seller has exported such Business Product in compliance in all material respects with applicable Law since January 1, 2018. All design, development and manufacturing operations performed by or on behalf of Seller are currently being conducted in material compliance with the Quality Systems Regulations of the FDA (21 C.F.R. Part 820), Good Manufacturing Practices at 21 C.F.R. 210, 211, and, to the extent applicable, counterpart Law of all other jurisdictions where compliance is required. Seller is currently in material compliance with all applicable Law relating to the maintenance, compilation and filing of reports, including Medical Device Reports (as defined in 21 CFR Part 803), with regard to the Business Products. Except as set forth in Schedule 3.14(a), since January 1, 2018, with regards to or which would impact the Business Products, Seller has not received from the FDA or any other Governmental Body or Notified Body (i) any written notice contesting the pre-market clearance or approval of, the uses of or the labeling and promotion of any

-45- Business Product, or (ii) any notice of adverse findings, FDA Form 483s, notices of violations, warning letters, criminal proceeding notices under any Law, or other similar communication from the FDA or other Governmental Body or Notified Body alleging or asserting material noncompliance with any Law. (b) With respect to all Business Products Seller or a Subsidiary and since January 1, 2018, (i) has obtained all applicable Business Product Approvals required by FDA or any other Governmental Body or Notified Body to develop, test, manufacture, market, store, distribute and sell each of the Business Products and in compliance with applicable Law, including without limitation all clearances under Federal Food, Drug, and Cosmetic Act § 510(k), and all approvals, authorizations, registrations, or clearances in any jurisdiction where Seller or any Subsidiary conducts such activities with respect to each of the Business Products and (ii) has made all filings with, and given all notifications to FDA and all other applicable Governmental Bodies and Notified Bodies in all material respects as required by all applicable Law, and all such filings, reports and notifications were complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). There is no proceeding pending or, to Seller’s Knowledge threatened in writing that could result in the suspension, termination, revocation, cancellation, limitation or impairment of any Business Product Approval, filing or notification, or Business Product research, development, testing, manufacturing, marketing, distribution or sales activities. Seller has made available to Buyer accurate and complete copies, as of the date hereof, of all of the Business Product Approvals for all Business Products identified in Schedule 2.1(a), including all renewals thereof and all amendments thereto. (c) Since January 1, 2018, Seller’s or any Subsidiary’s labeling or other promotional or informational material regarding coding or billing relating to any Business Product is accurate, and Seller has not caused any health care provider or other entity to submit any false claims under 31 U.S.C. §§ 3729-3733 or any similar Healthcare Law. Since January 1, 2018, Seller’s marketing practices regarding all Business Products are in compliance with the federal open payments rules, 42 U.S.C. § 1320a-7h and 42 C.F.R Part 403, Subpart I, and any similar medical device marketing Law of any other jurisdiction in which Seller markets or sells any Business Product. (d) Since January 1, 2018, neither Seller, any Subsidiary, nor any Business Employee has been excluded, suspended or debarred from participating in any federal health care program (as defined in 42 U.S.C. §1320a-7b(f)) or been subject to sanction pursuant to 42 U.S.C. §1320a-7a or 1320a-8 or been convicted of a crime described at 42 U.S.C. §1320a-7b. To Seller’s Knowledge, no such exclusions are threatened nor is there any basis for such exclusions. 3.15. Business Product Warranty. (a) Schedule 3.15(a) includes copies of the standard terms and conditions of sale for the Business Products (containing applicable guaranty, warranty and indemnity provisions and support obligations). The Business Products comply with each applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Business Product or any product or system containing or used in conjunction with

-46- such Business Product. Seller has provided Buyer a complete and accurate listing, as of the date hereof, of all product warranty claims related to the Business Products received and logged by Seller or any of its Subsidiaries since January 1, 2021, including a listing of the resolution of such product warranty claims. All Business Products may be manufactured in accordance with their specifications in substantially the same manner as currently conducted in the Target Business. (b) Except as set forth in Schedule 3.15(b), the products manufactured by the Target Business have been sold by Seller and its Subsidiaries in accordance with the standard terms and conditions of sale. No Business Products have been sold by Affiliates that are not Subsidiaries. 3.16. Inventory. The Inventory is, and as of the Closing Date will be of quality and quantity usable and saleable in the ordinary course of the Target Business consistent with past practice, except in each case for excess, obsolete items and items of below-standard quality that have been reserved for or written down to estimated net realizable value in accordance with GAAP applied on a basis consistent with past practices. None of the items in the Inventory are adulterated or misbranded, and all items in the Inventory are in compliance in all material respects with all applicable Law (including without limitation the Federal Food, Drug, and Cosmetic Act). 3.17. Customers, Suppliers, and Distributors. Schedule 3.17 contains a list setting forth (i) the ten (10) largest customers (each, a “Top Customer”) of the Target Business, by dollar amount as measured by sales during the fiscal year ending December 31, 2023, including purchase agreements, maintenance and service agreements and warranty agreements amount (and the amount of sales with respect to each such customer during such twelve month period), (ii) the ten (10) largest suppliers (each, a “Top Supplier”) of any raw material or component for the Target Business, by dollar amount as measured by cost, for the fiscal year ending December 31, 2023, and (iii) the ten (10) largest distributors (each, a “Top Distributor”) of the Target Business, by dollar amount of sales to such distributors, for the fiscal year ending December 31, 2023 (and the amount of sales with respect to each such distributor during such twelve (12) month period). Except as set forth in Schedule 3.17, neither Seller nor any of its Affiliates has received any written notice, or to Seller’s Knowledge, any other notice, that any such customer has taken action to, or will take action to (a) terminate or modify in a manner materially adverse to Seller its relationship with Seller, (b) cease to purchase or license the Business Products, or reduce the purchase or license of Business Products in any material manner from Seller or any of its Subsidiaries, or (c) renegotiate the price or other material terms, in any material manner, pursuant to which such customer purchases or licenses the Business Products from Seller or any of its Subsidiaries; and, to Seller’s Knowledge, no such customers plan to do any of the foregoing. Neither Seller nor any of its Affiliates has received written notice, or to Seller’s Knowledge, any other notice, that any such supplier has taken action to, or will take action to (a) terminate or modify in a manner adverse to Seller its relationship with Seller, (b) reduce the amount of goods or services that it is willing to supply to Seller or any of its Subsidiaries or (c) materially increase the price of any goods or services that it has previously supplied to Seller or any of its Subsidiaries; and, to Seller’s Knowledge, no such suppliers plan to do any of the foregoing. Neither Seller nor any of its Affiliates has received any written notice, or to Seller’s Knowledge, any other notice, that any such distributor has taken action to, or will take action to (a) terminate or modify in a manner materially adverse to Seller its relationship with Seller, (b) cease to purchase the Business Products, or reduce

-47- the purchase of Business Products in any material manner from Seller or any of its Subsidiaries, or (c) renegotiate the price or other material terms, in any material manner, pursuant to which such distributor purchases or licenses the Business Products from Seller or any of its Subsidiaries; and, to Seller’s Knowledge, no such distributors plan to do any of the foregoing. All purchase and sale orders and other commitments for purchases and sales made by Seller or any Subsidiary in connection with the Target Business have been made in the ordinary course of business in accordance with past practices, and no payments have been made to any supplier or customers or any of their respective Representatives other than payments to such suppliers or their Representatives for the payment of the invoiced price of supplies purchased or goods sold in the ordinary course of business. 3.18. Restrictions on the Target Business. Except for this Agreement and the Collateral Agreements there is no contract, agreement or Law materially affecting (i) Seller’s or a Subsidiary’s conduct of the Target Business as currently conducted, or (ii) to Seller’s Knowledge, Buyer’s ability to conduct the Target Business after the Closing as currently conducted or proposed to be conducted by Seller. 3.19. Taxes. (a) There are no liens for Taxes upon any of the Purchased Assets other than statutory liens for Taxes not yet due and payable. No action, proceeding or, to Seller’s Knowledge, investigation has been instituted against Seller or any Subsidiary to the extent related to the Target Business or the Purchased Assets, including without limitation any audits by the Internal Revenue Service or other relevant Tax authority of the Returns related to income, employment, franchise or sales Tax, in each case, related to the Target Business or the Purchased Assets. Seller and each Subsidiary (to the extent related to the Target Business or the Purchased Assets) has duly and timely filed all Returns that it was required to file; all such Returns were correct and complete in all material respects; and all Taxes owed by Seller or its Affiliates (to the extent related to the Target Business or the Purchased Assets and whether or not shown on any Return) have been paid. Seller and its Affiliates (to the extent related to the Target Business or the Purchased Assets) have reported, withheld and timely paid all Taxes required to have been reported, withheld and paid in connection with amounts paid or owing by them to any employee, independent contractor, creditor, stockholder or other Third Party. Neither Seller nor any Subsidiary has ever received any claim in writing from a Governmental Body or social security administration in a jurisdiction where Seller or such Subsidiary (to the extent related to the Target Business or the Purchased Assets) does not file Returns that Seller or such Subsidiary is or may be subject to taxation by that jurisdiction. (b) Neither Seller nor its Affiliates has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency with respect to the Purchased Assets or the Target Business. (c) None of the Purchased Assets (i) is property required to be treated as owned by another person pursuant to the provisions of Section 168(f)(8) of the U.S. Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” or “tax-exempt bond

-48- financed property” within the meaning of Section 168 of the Code, (iii) secures any debt the interest of which is tax-exempt under Section 103(a) of the Code, or (iv) is subject to a 467 rental agreement as defined in Section 467 of the Code. (d) Notwithstanding anything contained in this Agreement to the contrary, Seller makes no representations or warranties with respect to the existence, availability, amount, usability or limitations (or lack thereof) of any net operating loss, net operating loss carryforward, basis amount, or other Tax attributes of the Target Business after the Closing Date; provided, for the avoidance of doubt, that nothing in this Section Error! Reference source not found. alters or effects the covenants, agreements, and other provisions in this Agreement with respect to the Asset Level Allocation Statement. (e) Neither Seller nor any of its Affiliates is or has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code. (f) There is no power of attorney that is currently in effect given by or binding upon Seller or its Affiliates with respect to Taxes related to the Purchased Assets for any period for which the statute of limitations (including any waivers or extensions) has not yet expired. 3.20. Environmental, Health, and Safety Matters. Seller and its predecessors and Affiliates have complied in all material respects with all applicable environmental, health, and safety Laws the failure of which to comply with would have an adverse effect on the Purchased Assets or which could create any Encumbrance on the Purchased Assets. Without limiting the generality of the foregoing, Seller and its predecessors and Affiliates have obtained and complied in all material respects with all permits, certificates, licenses, filings, approvals, and other authorizations of any Governmental Body that are required pursuant to any applicable, environmental, health, and safety Laws for Seller’s manufacture and commercialization of the Business Products. 3.21. Insurance. Certificates of insurance evidencing coverage for insurance policies have been made available to Buyer. Such insurance policies are in full force and effect and shall remain in full force and effect immediately following the consummation of the transactions contemplated by this Agreement. All premiums due on such insurance policies have been paid in accordance with the payment terms of each insurance policy. The insurance policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of Seller. All such insurance policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims relating to the Business Products pending under any such insurance policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Seller is not in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such insurance policy. The insurance policies are of the type and in the amounts customarily carried by Persons conducting a business similar to Seller and are sufficient for compliance with all applicable Laws and Contracts to which Seller is a party or by which it is bound.

-49- 3.22. Brokers. Other than Bank of America Securities, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Affiliate of Seller. 4. Representations and Warranties of Buyer. Except as set forth in Schedules attached hereto and delivered by Buyer to Seller prior to the execution of this Agreement, Buyer represents and warrants to Seller that as of the date of this Agreement and as of Closing Date: 4.1. Organization and Qualification. Each of Buyer and any Buyer Designee is a corporation, limited partnership, or other legal entity duly organized, validly existing and in good standing (in any jurisdiction in which such concept exists) under the Laws of the jurisdiction of its incorporation or organization and each of Buyer and any Buyer Designee has all requisite corporate or similar power and authority to carry on its business as currently conducted by it and to own or lease and operate its properties. Each of Buyer and any Buyer Designee is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Buyer’s or any Buyer Designee’s ability to consummate the transactions under this Agreement and the Collateral Agreements. 4.2. Authorization; Binding Effect. Each of Buyer and any Buyer Designee has all requisite corporate or similar power and authority to execute, deliver and perform this Agreement and the Collateral Agreements to which it will be a party, as the case may be, and to effect the transactions contemplated hereby and thereby and the execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer has been duly authorized by all requisite corporate action and, to the extent not completed on the date hereof by a Buyer Designee, will be duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Buyer and this Agreement is, and the Collateral Agreements to which Buyer or a Buyer Designee will be a party when duly executed and delivered by Buyer or such Buyer Designee will be, valid and legally binding obligations of Buyer or such Buyer Designee enforceable against Buyer or such Buyer Designee in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles. 4.3. Non-Contravention; Consents. (a) Assuming that the consents specified in Section 4.3(b) below have been obtained, the execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer and any Buyer Designee and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Buyer’s or any Buyer Designee’s charter or by-laws or similar organizational document, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any

-50- Contract to which Buyer or any Buyer Designee is a party or by which it or its assets or properties are bound, or (iii) violate any applicable Law of any Governmental Body having jurisdiction over Buyer or any Buyer Designee or any of their respective properties, other than, in the case of clauses (ii) and (iii), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, would not reasonably be expected to materially impede or delay the Closing. (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Buyer or any Buyer Designee in connection with the execution, delivery and performance of this Agreement or the Collateral Agreements or for the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign Antitrust Laws and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to materially impede or delay the Closing. 4.4. Brokers. Other than Wells Fargo Securities, LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any Affiliate of Buyer. 4.5. No Inducement or Reliance; Independent Assessment; Projections. (a) With respect to the Purchased Assets, the Target Business and any other rights or obligations to be transferred hereunder or under the Collateral Agreements or pursuant hereto or thereto, Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, any Affiliate of Seller, or any agent, employee, attorney or other representative of Seller or by any other Person representing or purporting to represent Seller that are not expressly set forth in this Agreement or in the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally, and none of Seller, any Affiliate of Seller, or any agent, employee, attorney, other representative of Seller or other Person shall have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer’s use of, any such information, including any information, documents or material made available in any data rooms or management presentations or in any other form in expectation of the transactions contemplated hereby. Notwithstanding the foregoing or anything to the contrary set forth herein, the foregoing shall not apply in the event of Fraud or intentional misrepresentation or to any claims or rights of Buyer, any Buyer Designee, any Affiliate of Buyer or any other Person arising out of Fraud or intentional misrepresentation. (b) Buyer acknowledges that it has made its own assessment of the present condition and the future prospects of the Target Business and is sufficiently experienced to make an informed judgment with respect thereto. Buyer further acknowledges that neither Seller nor any Affiliate of Seller has made any warranty, express or implied, as to the future

-51- prospects of the Target Business or its profitability for Buyer, or with respect to any forecasts, projections or Target Business plans prepared by or on behalf of Seller and delivered to Buyer in connection with the Target Business and the negotiation and the execution of this Agreement. (c) In connection with Buyer’s investigation of the Target Business, Buyer and its Affiliates have received from Seller and its Representatives certain projections, forecasts, and business plan information. Buyer and its Affiliates acknowledge and agree that there are uncertainties inherent in attempting to make such projections, forecasts and plans, that Buyer and its Affiliates are familiar with such uncertainties, that there can be no assurances that the projections, forecasts and plans are accurate or that the projections, forecasts and plans will be realized, that Buyer and its Affiliates are taking full responsibility for making their own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to them, and that Buyer and its Affiliates shall have no claim against any of Seller, its Affiliates or their respective Representatives with respect thereto. 4.6. Sufficiency of Funds. At the Closing, Buyer (i) will have sufficient funds available to pay the Purchase Price and any expenses incurred by Buyer in connection with the transactions contemplated by this Agreement or the Collateral Agreements; (ii) will have the resources and capabilities (financial or otherwise) to perform its obligations hereunder and under the Collateral Agreements; and (iii) will not have incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect its ability to perform its obligations hereunder and under the Collateral Agreements. Buyer understands and acknowledges that under the terms of this Agreement, including for purposes of this Section 4.6, the obligations of Buyer to consummate the transactions contemplated by this Agreement or the Collateral Agreements are not in any way contingent upon or otherwise subject to the consummation by Buyer of any financing arrangements, the obtaining by Buyer of any financing or the availability, grant, provision or extension of any financing to Buyer. 4.7. Ethical Business Practices and Compliance with Law. (a) Neither Buyer nor its Affiliates has, since January 1, 2021, directly or indirectly, made any unlawful payment of corporate funds to any foreign or domestic government official of employee or to any foreign or domestic political party or campaign, except for instances of noncompliance or possible noncompliance, that individual or in the aggregate, have not been and would not reasonably be expected to be material to Buyer. (b) Since January 1, 2021, to Buyer’s Knowledge, Buyer has not used the services of any person disqualified, debarred, banned, subject to debarment or convicted of a crime for which a person could be debarred by the FDA under 21 U.S.C. 335a, as amended (or subject to a similar sanction of any other Governmental Body). 4.8. Compliance with Law. Buyer and each Affiliate is in compliance in all material respects with all applicable Laws and all decrees, orders, judgments, writs, injunctions and Permits of or from Governmental Bodies by which Buyer is bound or affected.

-52- 5. Certain Covenants. 5.1. Access and Information. (a) From and after the date of this Agreement and until the Closing Date, Seller shall give, and cause its Subsidiaries to give, to Buyer and its Affiliates, and their Representatives, reasonable access during Seller’s or the applicable Subsidiary’s normal business hours to Seller’s and the applicable Subsidiary’s properties, books, contracts, commitments, reports of examination and records exclusively relating to or exclusively used in the Target Business, the Transferred Employees, the Purchased Assets and the Assumed Liabilities (subject to any limitations that are reasonably required to preserve confidentiality of Seller’s retained businesses, any applicable attorney-client privilege or legal or contractual Third Party confidentiality obligation; provided, however, that in the event that access is limited or restricted pursuant to this parenthetical, Seller and its Subsidiaries shall use commercially reasonable efforts to make alternative accommodations to afford access in a manner that does not jeopardize any Seller confidential information, attorney-client privilege or legal or contractual Third Party confidentiality obligation). Seller shall reasonably assist, and cause its Subsidiaries to reasonably assist, Buyer and its Affiliates, and their respective Representatives, in making such investigation and shall cause its counsel, accountants, engineers, consultants and other non-employee Representatives to be reasonably available to any of them for such purposes. (b) From and after the Closing Date, Seller and Buyer and their respective Subsidiaries shall provide, and shall cause their respective Affiliates to provide, to each other and to their respective Representatives, upon request (subject to any limitations that are reasonably required to preserve the confidentiality of Seller’s retained businesses, any applicable attorney-client privilege or legal or contractual Third Party confidentiality obligation; provided, however, that in the event that access is limited or restricted pursuant to this parenthetical, Seller and Buyer and their respective Subsidiaries shall use commercially reasonable efforts to make alternative accommodations to afford access in a manner that does not jeopardize any Seller confidentiality, attorney-client privilege or legal or contractual Third Party confidentiality obligation), reasonable access for inspection and copying of all Business Records (subject to Data Protection Laws and other applicable Law), Transferred Contracts, Transferred In-Licenses, and Transferred Governmental Permits and any other information existing as of the Closing Date and exclusively relating to or exclusively used in the Target Business, the Purchased Assets, the Assumed Liabilities or the Transferred Employees and shall make their respective personnel reasonably available for interviews, regarding the operations or activities exclusively relating to or exclusively used in the Target Business, the Purchased Assets, the Assumed Liabilities or the Transferred Employees and as otherwise may be necessary or desirable to enable the Party requesting such assistance to: (i) comply with any reporting, filing or other requirements imposed by any Governmental Body; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding other than claims or allegations that one Party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The Party requesting such information or assistance shall reimburse the other Party for all reasonable and necessary out-of-pocket costs and expenses, if any, incurred by such Party

-53- in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(b) shall be during normal business hours and upon reasonable prior notice and shall be subject to such reasonable limitations as the Party having custody or control thereof may impose to preserve the confidentiality of information contained therein. (c) Buyer agrees to preserve all Business Records, Transferred Contracts, Transferred In-Licenses, and Transferred Governmental Permits in accordance with its corporate policies related to preservation of records. 5.2. Conduct of the Target Business. From and after the date of this Agreement and until the Closing Date, except (i) as otherwise contemplated by this Agreement or as set forth in Schedule 5.2; (ii) to the extent necessary to comply with Seller’s obligations under this Agreement, (iii) as required by applicable Law, (iv) any Exigency Measure; (v) or as Buyer shall otherwise consent to in writing, Seller and its Affiliates, with respect to the Target Business: (a) will carry on the Target Business in the ordinary course consistent with past practice and consistent therewith use its commercially reasonable efforts to keep intact the Target Business, keep available the services of the Business Employees and preserve the relationships of the Target Business with customers, suppliers, licensors, licensees, distributors and others that have a business relationship with the Target Business; (b) will maintain the Purchased Assets, Licensed Intellectual Property, Inventory and all other goods included in the Transition Services Agreement in good operating condition and repair such assets as necessary for the operation of the Target Business in the ordinary course of business; (c) will not permit, other than as may be required by Law or a Governmental Body, all or any of the Purchased Assets (real or personal, tangible or intangible) and all Licensed Intellectual Property, to be transferred, sold, licensed, disposed of, or subjected to any Encumbrance; (d) will not acquire any asset that will be a Purchased Asset except in the ordinary course of business consistent with past practice; (e) will not fail to pay when due any material obligation related to the Target Business; (f) will not terminate or materially extend, amend, modify or waive any right with respect to any Material Contract, or enter into any Contract that, if entered into prior to the date of this Agreement, would be required to be listed on Schedule 3.10(a) (except for terminations as a result of regulatory compliance issues or for purchase orders entered into in the ordinary course of business consistent with past practice); (g) will not materially change the manner in which Seller or any of its Subsidiaries extends discounts, credits or warranties to customers of the Target Business or otherwise deals with customers or suppliers of the Target Business (including with respect to the collection of receivables and satisfaction of payables);

-54- (h) will not sell, lease, license, abandon, permit to lapse, or otherwise transfer or assign, grant any interest in or license to, or create or incur any Encumbrance on any of the assets, securities, properties, or interests of the Target Business (including the Assigned Intellectual Property, Intellectual Property rights in the Purchased Assets, and the Licensed Intellectual Property), including not taking any action to abandon, cancel, disclose, misuse, or misappropriate the Assigned Intellectual Property, any Transferred In-Licenses, or any Licensed Intellectual Property in any manner or assert or threaten any claims with respect to the Assigned Intellectual Property, or the Licensed Intellectual Property; (i) other than as required by applicable Law or consistent with historic practices and policies of Seller, will not terminate or modify in any material way the terms and conditions of employment of any Business Employee, hire any employee who would be a Business Employee, or, except in the ordinary course of business, modify the salaries, wage rates, other compensation or benefits of, or grant any equity, retention, change in control, incentive, severance or termination payment to, any Business Employee (other than making merit based raises or cost of living increases to salaries or wage rates of Business Employees in the ordinary course of business and consistent with past practice and provided that such raises or increases do not exceed five percent (5%) individually as set forth in Schedule 3.9(a)(i)); (j) will not, unless required by Law, enter into any collective bargaining agreement or other similar agreement or arrangement with any labor union or management union or association, works council, employee representative or other labor organization or group of employees representing the Business Employees; (k) will not dispose of or disclose to any Person any Trade Secrets or confidential information of Seller relating to the Target Business not theretofore generally available to the public; (l) will not fail to comply in any material respect with all Laws applicable to the Target Business or the Purchased Assets; (m) will not do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect; (n) will not make, change or revoke any Tax election; adopt or change any accounting method with respect to Taxes; file any amended Return; enter into any closing agreement; settle or compromise any Tax claim or assessment; or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes, in each case related solely to the Purchased Assets; and (o) will not enter into any agreement or commitment with respect to any of the foregoing. 5.3. Tax Reporting and Allocation of Consideration.

-55- (a) Seller and Buyer acknowledge and agree that (i) Seller will be responsible for and will perform all required Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller or a Subsidiary to any Business Employee in connection with the operation or conduct of the Target Business for any Pre-Closing Tax Period and any Tax withholding, payment and reporting related to payments made by Seller or a Subsidiary to any Transferred Employee under a Benefit Plan of Seller or a Subsidiary with respect to any Post-Closing Tax Period, and (ii) Buyer will be responsible for and will perform all required Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer or a Buyer Designee to any Transferred Employee with respect to any Post-Closing Tax Period. If permitted under Revenue Procedure 2004-53, after the Closing, Buyer and Seller agree to use the standard procedure set forth in Revenue Procedure 2004-53 with respect to the Transferred Employees. For the avoidance of doubt, nothing in this paragraph is intended to modify or adjust the substantive liability of Buyer and Seller under this Agreement with respect to the Taxes described in this paragraph. (b) Not later than one hundred twenty (120) days after the Closing Date, Buyer shall prepare and deliver to Seller an allocation of the Purchase Price among the Purchased Assets and the covenant not to compete contained in Section 5.14 of this Agreement in accordance with Section 1060 of the Code, the Treasury Regulations promulgated thereunder (and any similar provision of state, local or foreign law, as applicable) and methodologies set forth on Schedule 5.3(b) (the “Asset Level Allocation Statement”). If within thirty (30) days of receiving the Asset Level Allocation Statement, Seller has not objected, the Asset Level Allocation Statement shall be final and binding and the Parties shall file their Returns consistently therewith. If within thirty (30) days Seller objects to the Asset Level Allocation Statement, Seller and Buyer shall cooperate in good faith to resolve their differences, provided that if after thirty (30) days, Seller and Buyer are unable to agree, the Parties shall retain a mutually acceptable, regionally recognized, independent accounting firm or other mutually acceptable, regionally recognized financial services provider (the “Independent Accounting Firm”) to resolve their dispute, provided that the Independent Accounting Firm utilize the methodologies for determining fair market value as set forth on Schedule 5.3(b). The determination of the Independent Accounting Firm shall be final and binding on the Parties. The Parties shall make appropriate adjustments to the Asset Level Allocation Statement to reflect the determination of the Independent Accounting Firm. The Parties agree that they will not, and will not permit any of their respective Affiliates to, take a position (except as required pursuant to any order of a Governmental Body) on any Return that is inconsistent with the final Asset Level Allocation Statement (the final Asset Level Allocation Statement being referred to herein as the “Allocation”). (c) Seller shall promptly notify Buyer in writing upon receipt by Seller of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of Seller that reasonably may be expected to relate to or give rise to a lien on the Purchased Assets or the Target Business. 5.4. Business Employees.

-56- (a) Buyer or any Buyer Designee shall make offers of employment, which shall be contingent on the Closing for offers made prior to the Closing, to the Business Employees who are active Business Employees on the Closing Date (including anyone absent due to vacation, holiday, bereavement, jury duty leave or any similar short-term absence that does not affect the Business Employee’s status as an active employee, but not including any Inactive Employee). With respect to each Business Employee who is on a leave of absence, short-term or long-term disability leave, medical leave, military leave or any similar leave (an “Inactive Employee”) who returns to work within the later of 180 days after the Closing Date, as the case may be, or such longer period as may be required by applicable Law, Buyer or a Buyer Designee will make an offer of employment to such Inactive Employee with such offer to be on terms and conditions consistent with this Section 5.4. Seller shall not be liable for Buyer’s or Buyer Designee’s failure to offer employment or the timing of any offer of employment to any such Inactive Employee, unless such failure is due to the negligence or willful failure of Seller. Buyer’s or Buyer Designee’s offer of employment to each Business Employee shall provide for employee benefits under the plans and arrangements provided by Buyer or a Buyer Designee to its similarly situated employees unless Buyer or a Buyer Designee is required by applicable Law to assume or replicate any Business Employee Plan or any benefit provided thereunder, in which case Buyer or Buyer Designee shall provide such required benefits. Seller and any applicable Subsidiary shall cooperate and assist in facilitating Buyer’s or a Buyer Designee’s offers and will not take any action, or cause any of the Subsidiaries to take any action, which would impede, hinder, interfere or otherwise compete with Buyer’s or a Buyer Designee’s effort to hire any Business Employee. Without limiting the foregoing, each Party shall comply with all applicable Law in connection with the transfer of the Business Employees to Buyer or a Buyer Designee, including with respect to notice and other procedural requirements. Seller and its applicable Subsidiaries will provide any and all information reasonably required by Buyer or a Buyer Designee in order for Buyer to fulfill its obligations under this Agreement with respect to the Business Employees. The Parties will enter into appropriate documentation for relevant jurisdictions outside the United States where necessary or appropriate for the transfer (or employment, where transfer is not available under applicable Law) by Buyer or a Buyer Designee of any Business Employees. Each Business Employee who accepts Buyer’s or a Buyer Designee’s offer of employment and commences employment with Buyer or a Buyer Designee shall, as of the effective date of their employment with Buyer or a Buyer Designee, be referred to as a “Transferred Employee.” Employment of Transferred Employees with Buyer or a Buyer Designee shall be effective as of the Closing Effective Time, except that the employment of Transferred Employees in a jurisdiction with a delayed closing and employment of an Inactive Employee who becomes employed by Buyer or a Buyer Designee after the Closing Effective Time will become effective as of the date they present themselves for work with Buyer or a Buyer Designee or such other date as is prescribed by applicable Law or an agreement between Seller and Buyer (or its respective designee), and such individual shall be deemed to be a Transferred Employee as of such date, and for purposes of this Agreement, such date shall be substituted for the terms “Closing”, “Closing Date” and “Closing Effective Time”, respectively, except where the context otherwise requires.

-57- (b) Buyer shall recognize each Transferred Employee’s service with Seller or a Subsidiary prior to the Closing for purposes of determining eligibility to participate and vesting in each employee benefit plan of Buyer or a Buyer Designee, including but not limited to any vacation plans and severance plans, to the extent permitted by applicable Law, provided that such service shall not be recognized to the extent such recognition would result in a duplication of benefits or would not be allowed by the applicable employee benefit plan of Buyer or a Buyer Designee, as applicable. (c) Effective as of the Closing, Seller or the applicable Subsidiary will terminate the employment of any Business Employee who is offered employment in accordance with Section 5.4(a) above and rejects such offer of employment with Buyer or a Buyer Designee, unless applicable Law restricts or penalizes such termination and Seller or a Subsidiary is able to reassign such employee to another position. (d) Except as set forth in Schedule 5.4(d), Transferred Employees will not be eligible for any severance benefits under the terms of any Benefit Plan. (e) The Parties agree to cooperate in good faith to determine whether any notification may be required under the WARN Act as a result of the transactions contemplated by this Agreement. Seller will be responsible for providing any notification that may be required under the WARN Act with respect to any of its employees terminated on or prior to Closing. Buyer will be responsible for providing any notification that may be required under the WARN Act with respect to any Transferred Employees terminated after the Closing Date. In addition, Seller shall, at its own expense, give all notices and other information required to be given by Seller to the Business Employees pursuant to COBRA, if any, in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby and shall be solely responsible for providing continuation coverage under COBRA. (f) No provision of this Section 5.4 shall create any Third Party beneficiary or other rights in any Business Employee or former employee in respect of continued or resumed employment in Seller’s business, or with Buyer, and no provision of this Section 5.4 shall create any rights in any such persons in respect of any benefits that may be provided under any plan or arrangement which may be established by Buyer. Nothing contained herein shall be construed as requiring, and Seller, Buyer and their Affiliates shall take no action that would have the effect of requiring, Seller, Buyer, or any of their respective Affiliates to continue any specific Benefit Plan. The provisions of this Section 5.4 are for the sole benefit of Seller and Buyer and nothing in this Section 5.4, expressed or implied, is intended or shall be construed to constitute an amendment of any Benefit Plan or any similar benefit plan of Buyer (or an undertaking to amend any such plan) or other compensation and benefits plan maintained for or provided to Business Employees, including Transferred Employees, prior to, on or following the Closing. (g) To the extent to which a Transferred Employee would be in breach of any obligation owed to Seller or one of its Affiliates by reason of becoming employed by Buyer or a Buyer Designee (for example, a noncompete obligation), Seller and its Affiliates will waive such obligation.

-58- (h) Subject to applicable Law, nothing in this Agreement shall require Buyer or a Buyer Designee to employ any Business Employees, or any Transferred Employee on anything other than an at-will basis, terminable at any time with or without cause (in jurisdictions where such a concept is recognized). (i) Seller shall use its commercially reasonable efforts to assist Buyer with the transfer of visas or work permits related to the Transferred Employees. 5.5. [Intentionally Deleted.] 5.6. Leased Equipment. Promptly after the date hereof, but in no event later than twenty (20) days prior to Closing, Seller shall provide Buyer with a copy or each lease in connection with the Leased Equipment, which shall include the costs and other terms applicable to the Leased Equipment. Buyer shall decide (in its sole discretion) whether such Leased Equipment will (a) transfer to Buyer or a Buyer Designee as of the Closing Date by Buyer or a Buyer Designee assuming the leases for such equipment, (b) become the property of Buyer or a Buyer Designee as of the Closing Date by Buyer or a Buyer Designee paying for the costs of purchasing such equipment pursuant to the leases (the “Purchased Leased Equipment”), or (c) remain the property of Seller or a Subsidiary as of the Closing Date (the “Excluded Leased Equipment”). 5.7. Cooperation; Efforts to Consummate. (a) Subject to Section 5.7(b), upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all acts reasonably necessary to cause the conditions to Closing to be satisfied as promptly as practicable; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Bodies and the making of all necessary registrations and filings (including filings with Governmental Bodies, if any); (iii) the obtaining of all necessary consents, approvals or waivers from Third Parties; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Collateral Agreements. Notwithstanding, this Section 5.7 shall not require Seller to make any registrations or filings related to the Business Products under the European Union Medical Device Regulations. (b) Notwithstanding any to the contrary set forth in this Agreement, nothing in this Section 5.7 shall require, or be construed to require, Buyer or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer any of its Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Buyer of the

-59- transactions contemplated by this Agreement and the Collateral Agreements; or (iii) any material modification or waiver of the terms and conditions of this Agreement. 5.8. Regulatory Compliance. (a) In addition to and without limiting the rights and obligations set forth in Section 5.2, and subject to the other terms and conditions of this Section 5.8) (including Section Error! Reference source not found.), Buyer and Seller shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to take or cause to be taken all actions necessary or advisable on its part under this Agreement and applicable Law to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Termination Date, including preparing and delivering or submitting documentation to (i) effect the expirations of all statutory waiting periods under applicable Antitrust Law, as promptly as practicable and (ii) make with and obtain from, any Governmental Body all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by this Agreement, including the Regulatory Approvals. [* * *] (b) In furtherance of the provisions of Section 5.8, each of Buyer and Seller, as applicable, shall (and shall cause their respective Subsidiaries to): (i) prepare and file, or cause to be prepared and filed, with respect to the transactions contemplated by this Agreement, all filings which may be required by each of them under the HSR Act and any other similar applicable Antitrust Law as soon as reasonably practicable following the date of this Agreement, but in any event not later than fifteen (15) calendar days after the date of this Agreement, and make, deliver or submit, as applicable, all other initial filings, notices, and reports (or where applicable, drafts thereof) with respect to the Regulatory Approvals, in each case as promptly as reasonably practicable but in any event no later than thirty (30) Business Days after the date of this Agreement unless mutually agreed otherwise (and each Party’s consent not to be unreasonably withheld, conditioned, or delayed), and provide each other with final copies of any such filings and requests with respect to the Regulatory Approvals; (ii) provide or cause to be provided to each Governmental Body any non-privileged information and documents requested by any Governmental Body or that are necessary or advisable to permit consummation of the transactions contemplated by this Agreement as promptly as practicable following any such request or otherwise following the date hereof, and each shall provide each other with copies of any such information and documents; and (iii) contest or defend through litigation any actual, anticipated or threatened order, lawsuit or other legal proceedings, whether judicial or administrative, challenging this Agreement or seeking to enjoin, restrain, prevent, prohibit, or make illegal the consummation of the transactions contemplated by this

-60- Agreement, including using reasonable best efforts to have any adverse decision, stay or temporary restraining order entered by any court or other Governmental Body vacated, lifted or reversed. (c) [* * *] (d) Notwithstanding anything to the contrary set forth in this Agreement, Buyer and Seller shall not, and shall cause their respective Subsidiaries not to, (i) agree to stay, toll or extend the waiting period under the HSR Act or other filing or notice pursuant to any other applicable Antitrust Law, (ii) withdraw any filing or notice made pursuant to the HSR Act or other filing or notice pursuant to any other applicable Antitrust Law or (iii) enter into any timing or similar agreements with any Governmental Body to delay, or otherwise not to consummate as soon as reasonably practicable, the transactions contemplated by this Agreement, in each case without the prior written consent of Buyer or Seller, as applicable, which consent shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, it shall not be unreasonable to withhold such consent if any such action or agreement would cause Closing to occur later than the Termination Date. (e) Cooperation. Separate and apart from and without limiting or expanding the rights and obligations set forth in Section 5.2, Buyer and Seller shall work cooperatively in connection with obtaining all consents, registrations, approvals, permits, and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by this Agreement, including the Regulatory Approvals. Buyer and Seller shall have the right to review in advance and, to the extent reasonably practicable, each shall consult with the other on, and consider in good faith the views of the other in connection with, all the information relating to Buyer and Seller, as the case may be, any of their respective Subsidiaries and any of its or their respective Representatives, that appears in any filing made with, or written materials delivered or submitted to, any Governmental Body in connection with the transactions contemplated by this Agreement. Neither Buyer nor Seller shall, nor shall either permit any of its Subsidiaries or any of its or their respective Representatives to, participate in any discussion, teleconference, videoconference, or meeting with any Governmental Body in respect of any filings, investigation or other inquiry relating to the transactions contemplated by this Agreement unless (to the extent reasonably practicable) it consults with the other in advance and, to the extent permitted by such Governmental Body, gives the other the opportunity to attend and participate thereat. (f) Buyer shall not, and shall cause its Affiliates not to, acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or publicly announce an intention to so acquire, or enter into any definitive agreements, providing for any acquisitions of, any equity interests in or a material portion of the assets of any Person (or any business or division thereof) to the extent any such acquisition would reasonably be expected (and actually does) cause material additional substantive review of the transaction contemplated by this Agreement under the HSR Act or other applicable Antitrust Law which prevents the conditions set forth in Section 8.1(a) or Section 8.1(b) from being satisfied prior to the Termination Date.

-61- 5.9. Contacts with Suppliers, Customers, and Distributors. In contemplation of the Closing and conditioned upon receiving Regulatory Approval under the HSR Act, Seller shall permit Buyer to discuss and meet, and shall reasonably cooperate in such discussions and meetings, with any customer, supplier, or distributor of the Target Business that Buyer so requests, including any party to a Shared Contract. Buyer shall notify Seller of any discussions or meetings with any customer, supplier, or distributor of the Target Business. Upon Seller’s request, Buyer shall determine (in its sole discretion) whether a representative of Seller or a Subsidiary may accompany Buyer’s representative to such meetings and participate with Buyer’s representative in such discussions. In addition, Seller and Buyer will prepare a communications plan for business partners of the Target Business, and agree on a plan to contact any suppliers to, or customers of, the Target Business in connection with or pertaining to any subject matter of this Agreement or the Collateral Agreements and to facilitate the transition of the Target Business, including the preparation of letters to all customers, suppliers, distributors and other business partners of the Target Business to notify them of the Closing and provide information regarding the transition of the Target Business to Buyer. Seller will be responsible for contacting parties to any Transferred Contracts for which consent is required in connection with their assignment pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement shall not affect Seller’s continuing right to contact customers and suppliers in connection with the operation or conduct of the Target Business or performance under the Transition Services Agreement, or any of the retained businesses, nor Buyer’s continuing right to contact customers and suppliers in connection with the operation or conduct of its current business. For the avoidance of doubt, nothing in this Section 5.9 shall limit Buyer’s right to respond to inquiries from any customer, supplier, or distributor of the Target Business that initiates contact with Buyer. 5.10. Use of the Seller Name. (a) Buyer and Seller agree as follows: (i) Except as provided in the Transition Services Agreement, Intellectual Property License Agreement, and Trademark License Agreement, after the Closing Date, Buyer and any Buyer Designee shall cease using Seller’s and its Subsidiaries’ Trade names and trademarks except as set forth on Schedule 5.10(a) (the “Seller Name”) in all invoices, letterhead, advertising and promotional materials, office forms or business cards; (ii) Except as provided below or in the Intellectual property License Agreement, Transition Services Agreement, after the Closing Date, Buyer shall (A) remove the Seller Name or from all labels and packaging of Purchased Assets; and (B) cease using the Seller Name in electronic databases, web sites, product instructions, packaging and other materials, printed or otherwise; (iii) Buyer and Buyer Designees shall not be required at any time to remove the Seller Name from (A) Inventory of the Target Business that is in existence as of the Closing Date or that is manufactured by Seller pursuant to the Transition Services Agreement following the Closing Date, (B) schematics, plans, manuals, drawings, machinery, datasheets, tooling (including hand tools), Business Records, and the like of the Target Business to the extent that such instrumentalities

-62- are used in the ordinary operation or conduct of the Target Business and are not broadly disseminated as advertisements to the public for use as means to effectuate or enhance sales or (C) with respect to the Business Products, tangible parts and tangible components of such Business Products whose branding is not visible to end consumers in the ordinary course of use; (iv) Except as provided elsewhere in this Section 5.10 or in the Intellectual Property License Agreement or Transition Services Agreement, upon transfer to Buyer, Buyer and Buyer Designees shall use Reasonable Efforts to remove the Seller Name from those Purchased Assets (such as, but not limited to, tools, and machines) used in association with the Business Products or otherwise reasonably used in the operation or conduct of the Target Business after the Closing. For the purposes of this Section 5.10(a)(iv), “Reasonable Efforts” means Buyer and Buyer Designees shall remove the Seller Name from Purchased Assets but only at such time when such asset is not operated or otherwise is taken out of service in the normal course of business due to regular maintenance or repair (but only for such repairs or maintenance where such removal could normally be undertaken, for example, repair or maintenance of a mold cavity) whichever occurs first; provided that, Buyer or any Buyer Designee shall not use the Seller Name after the date which is twelve (12) months from the Closing Date, except as provided elsewhere in this Section 5.10 or as licensed in the Intellectual Property License Agreement or Transition Services Agreement. Buyer and Buyer Designees shall not be required to perform such removal to the extent set forth in Section 5.10(a)(iii) or on such assets that are not or are no longer used to manufacture the Business Products or other parts, or if discontinuance of use of such assets is reasonably anticipated during such time period, or from assets stored during that period provided that such marks are removed upon such asset’s return to service or prior to their sale or other disposition; (v) Seller hereby grants to Buyer and Buyer Designees a limited right to use the Seller Name as specified in, and during the periods, if any, specified in clauses (i) – (iii) above; and (vi) Buyer and its Affiliates shall also have the right to use (in a factual manner that constitutes fair use pursuant to applicable Law) the Seller Name solely to the extent necessary to communicate that the Business Products were formerly owned by Seller. (b) Subject to the Transition Services Agreement, after the Closing, Seller and its Affiliates shall cease any and all use of any Trademark included in the Assigned Trademarks, and any confusingly similar mark. 5.11. Transition of Manufacturing Equipment. The Parties acknowledge and agree that certain equipment within the Purchased Assets that is used to Manufacture the Business Products will be retained by Seller in order to fulfil its obligations under the Transition Services Agreement to Manufacture Business Products on behalf of Buyer. The Parties shall work together in good faith to create a mutually agreeable transition plan for such Manufacturing equipment,

-63- provided, however, in no event shall Seller be required to purchase Manufacturing equipment that exists as part of the Purchased Assets in order to fulfill its obligations under the Transition Services Agreement. Further, the Parties acknowledge and agree that Buyer shall be responsible for the cost of all freight and crating for the transfer of all Principal Equipment with a carrier of Buyer’s choice and shall bear the risk of loss related of such Principal Equipment FOB shipping Seller’s facility. Buyer shall have the right, but not the obligation, to inspect and direct the crating of all Principal Equipment. 5.12. Non-Solicitation. (a) None of Seller, any of its Representatives or any of its Affiliates will at any time prior to the date that is two (2) years following the Closing Date, directly or indirectly, solicit the employment of, hire or employ any Transferred Employee without Buyer’s prior written consent. The term “solicit the employment” shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on or directed to Transferred Employees, and Seller’s subsequent engagement with a Transferred Employee as a result of such Transferred Employee’s voluntary response to the same shall not be a breach of this Section 5.12(a). This restriction set forth in this Section 5.12(a) shall not apply to any Transferred Employee whose employment was involuntarily terminated by Buyer, a Buyer Designee, or their respective successors or assigns, after the Closing. (b) None of Buyer, any of its Representatives or any of its Affiliates will at any time during the term of the Transition Services Agreement and for two (2) years following the expiration or termination of the Transition Services Agreement, directly or indirectly, solicit the employment of any of Seller’s retained employees who provided services related to Manufacturing, engineering, regulatory, quality, or other similar or related activities under the Transition Services Agreement without Seller’s prior written consent. The term “solicit the employment” shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on or directed to Seller’s retained employees as set forth above, and Buyer’s subsequent engagement with a Seller retained employee as a result of such Seller retained employee’s voluntary response to the same shall not be a breach of this Section 5.12(b). 5.13. No Negotiation or Solicitation. Prior to the Closing Date, Seller and its Affiliates will not (and Seller will cause each of its employees, officers, Representatives and agents or advisors not to and shall cause its Affiliates to cause employees, officers, Representatives and agents or advisors not to) directly or indirectly (a) solicit, initiate, entertain, encourage or accept the submission of any proposal, offer or any discussions relating to or that might reasonably be expected to lead to or result in any proposal or offer from any Person relating to the direct or indirect acquisition of the Target Business or any portion of the Purchased Assets (other than purchases of Business Products or services from the Target Business in the ordinary course of business consistent with past practice), or (b) participate in any discussions or negotiations regarding the Target Business, furnish any information with respect thereto, or assist or participate in, or facilitate or encourage in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will notify Buyer if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing promptly (and in any event within two (2) Business

-64- Days) after receipt of any such offer or proposal, including the identity of the Person making such proposal, offer, inquiry or contact and all material terms thereof. 5.14. Non-Competition. (a) Seller agrees that, as part of the consideration for the payment of the Purchase Price, for a period of five (5) years following the Closing Date, neither Seller nor any of its Affiliates will, directly or indirectly, as a principal, stockholder, joint venturer or otherwise, (i) operate, perform or have any ownership interest in any business that designs, develops, manufactures, markets, sells or distributes products that directly and intentionally compete with the Target Business or (ii) except in connection with patent cross-licenses and other patent licenses entered into by Seller or an Affiliate in connection with patent licensing activities, sales of products or settlement of litigation, in each case in the ordinary course of business consistent with past practice, Seller shall not knowingly grant any license to the Licensed Intellectual Property for the purpose of enabling a Third Party to compete with the Target Business, except that Seller may purchase or otherwise acquire by merger, purchase of assets, stock (including investing as a minority shareholder), controlling interest or otherwise any Person or business or engage in any similar merger and acquisition activity with any Person the primary business of which is not in competition with the Target Business. For the purposes of this Section 5.14(a), ownership of securities of a company whose securities are publicly traded on a recognized securities exchange not in excess of five percent (5%) of any class of such securities shall not be considered to be competition with the Target Business, and a Person shall not be considered to be in the “primary business” of competing with the Target Business if such Person derives less than five percent (5%) of its revenues from products that compete with the Target Business. For the avoidance of doubt, the Parties agree that the agreements and limitations set forth in this Section 5.14 shall not apply to any entity that acquires all or part of Seller or any of its Affiliates in any transaction. (b) Seller acknowledges that the restrictions set forth in Section 5.14(a) constitute a material inducement to Buyer’s entering into and performing this Agreement. Seller further acknowledges, stipulates and agrees that a breach of such obligation could result in irreparable harm and continuing damage to Buyer for which there may be no adequate remedy at Law and further agrees that in the event of any breach of said obligation, Buyer may be entitled to injunctive relief and to such other relief as is proper under the circumstances. (c) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.14, but this Section 5.14 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.14 to

-65- provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. 5.15. Post-Closing Remittances. Subject to the terms of the Transition Services Agreement, if on or after the Closing Date, either Party receives a payment from a Third Party (including a customer of the Target Business) that, pursuant to the terms hereof, should have been paid to the other Party, the Party who receives the payment agrees to hold in trust and remit such payment to the Party entitled thereto within ten (10) Business Days of such receipt. 5.16. R&W Insurance Policy. Following the date hereof, Buyer shall use commercially reasonable efforts to maintain the R&W Insurance Policy in full force and effect for the policy period set forth therein (provided, that for the avoidance of doubt, the foregoing shall not be interpreted to in any way limit Buyer’s right to control all decisions with respect to any claims or potential claims under the R&W Insurance Policy, including the handling and recovery with respect to such claims and potential claims). Buyer and Seller shall each be responsible for and shall pay fifty percent (50%) of the R&W Insurance Policy Premium and any related fees or underwriting costs. 5.17. German Works Council Consultation. Seller (directly or indirectly through the German Subsidiary) shall be responsible for initiating and conducting the German Works Council Consultation in a timely and appropriate manner, which shall be initiated no later than the date hereof. Seller shall inform Buyer on a regular basis on the status of the German Works Council Consultation. Upon Seller’s reasonable request, Buyer will cooperate with Seller or the German Subsidiary in good faith to conduct and complete the German Works Council Consultation. Seller shall indemnify Buyer or Buyer Designee against any direct or indirect costs, losses and expenses, suffered or incurred under, or due to, any agreements or arrangements entered into in connection with the German Works Council Consultation, in particular under any social plan concluded in connection with the German Works Council Consultation or any other works council agreement (Betriebsvereinbarung) or any collective bargaining agreement (Tarifvertrag) applicable to the German Business Employees entered into by Seller or the German Subsidiary after the date hereof. The preceding indemnification obligations do not apply to direct or indirect costs, losses and expenses resulting from an exclusion of the German Purchased Assets from the Closing pursuant to Section 7.4(b). 5.18. Shared Contracts. As soon as reasonably practicable following the date of this Agreement, but in any event not later than ten (10) Business Days prior to the Closing, Seller shall make available to Buyer complete and correct copies of the Shared Contracts among Seller or its Affiliates and their customers which are based in the United States, which may include reasonable redactions of confidential and proprietary information not related to the Target Business, and that otherwise contains information that is expressly protected under Data Protection Laws. Seller shall make available to Buyer complete and correct copies of all other Shared Contracts, which may include reasonable redactions of confidential and proprietary information not related to the Target Business, and that otherwise contains information that is expressly protected under Data Protection Laws, on or prior to the Closing. For the avoidance of doubt, (i) the name and contact information of each party to the Shared Contract, and (ii) the economic terms (price, rebates, GPO

-66- fee, etc.) of the Shared Contract relating to the Business Products shall not be redacted from such Shared Contracts. 6. Confidential Nature of Information. 6.1. Confidentiality Agreement. Buyer agrees that the Confidentiality Agreement shall apply to (i) all documents, materials and other information that it shall have obtained regarding Seller or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (ii) all analyses, reports, compilations, evaluations and other materials prepared by Buyer or its counsel, accountants or financial advisors to the extent that they contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; provided, however, the Confidentiality Agreement shall be of no further force and effect with respect to information of Seller or its Affiliates the ownership of which is transferred to Buyer or a Buyer Designee at the Closing. 6.2. Seller’s Proprietary Information. (a) Except as provided in Section 6.2(b) and as may be permitted by the Transition Services Agreement or the Intellectual Property License Agreement, from and after the Closing and for a period of seven (7) years following the Closing Date, Buyer agrees that it will keep confidential all of Seller’s and its Affiliates’ Information that is received from, or made available by, Seller in the course of the transactions contemplated hereby, and marked or identified at the time of disclosure as the proprietary or confidential information of Seller (“Seller Proprietary Information”), including, for purposes of this Section 6.2, information about business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers’ applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information, but excluding any Seller Proprietary Information the ownership of which is transferred to Buyer or a Buyer Designee at the Closing as part of the Purchased Assets. (b) Notwithstanding the foregoing, such Seller Proprietary Information shall not be deemed confidential and Buyer shall have no obligation with respect to any such Seller Proprietary Information that: (i) at the time of disclosure was already known to Buyer other than as a result of this transaction, free of restriction as evidenced by documentation in Buyer’s possession; (ii) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Buyer;

-67- (iii) is received by Buyer from a Third Party without restriction and without breach of any agreement; (iv) to the extent it is independently developed by Buyer as demonstrated by competent evidence; or (v) is, subject to Section 6.2(c), required to be disclosed under applicable Law or judicial process. (c) If Buyer (or any of its Affiliates) is required by applicable Law (for example, by oral or written interrogatories, requests for information or documents, subpoenas, civil investigative demands or other similar legal processes) to disclose any Seller Proprietary Information to a Third Party, Buyer will promptly notify Seller of such request or requirement and will cooperate with Seller, at Seller’s cost and expense, in any Seller efforts to seek an appropriate protective order or other appropriate remedy to prevent or limit the disclosure of such Seller Proprietary Information. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer (or any of its Affiliates) is required by applicable Law (for example, by oral or written interrogatories, requests for information or documents, subpoenas, civil investigative demands or other similar processes) to disclose Seller Proprietary Information, Buyer (or its Affiliate) may disclose only so much of Seller Proprietary Information to the Third Party compelling disclosure as is so required; and such Seller Proprietary Information shall retain its confidentiality protections for all purposes other than the compelled disclosure. 6.3. Buyer’s Proprietary Information. (a) Except as provided in Section 6.3(b), from and after the Closing Date and for a period of seven (7) years thereafter, Seller agrees that it will keep confidential all of (i) Buyer’s and its Affiliates’ Information that is received from, or made available by, Buyer in the course of the transactions contemplated hereby and marked or identified at the time of disclosure as the proprietary or confidential information of Buyer, and (ii) all of the assigned Trade Secrets and other confidential information that is part of the Purchased Assets or the Assumed Liabilities (collectively, “Buyer Proprietary Information”), including, for purposes of this Section 6.2, information about business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers’ applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements, other technical and business information and information regarding Business Employees. Notwithstanding the foregoing, or anything herein to the contrary, subject to Section 6.3(b) Seller shall maintain all assigned Trade Secrets as Trade Secrets indefinitely, using the same reasonable care and discretion as Seller used for such information prior to Closing and with respect to Seller’s own similar Trade Secrets of like importance (but subject to, for the avoidance of doubt, the exceptions set forth in Section 6.3(b) and (c)).

-68- (b) Notwithstanding the foregoing, such Buyer Proprietary Information regarding the Target Business shall not be deemed confidential and Seller shall have no obligation with respect to any such Buyer Proprietary Information that: (i) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Seller; or (ii) is received by Seller after the Closing Date from a Third Party without restriction and without breach of any agreement. (c) If Seller (or any of its Affiliates) is required by applicable Law (for example, by oral or written interrogatories, requests for information or documents, subpoenas, civil investigative demands or other similar legal processes) to disclose any Buyer Proprietary Information to a Third Party, Seller will promptly notify Buyer of such request or requirement and will cooperate with Buyer, at Buyer’s cost and expense, in any Buyer efforts to seek an appropriate protective order or other appropriate remedy to prevent or limit the disclosure of such Buyer Proprietary Information. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller (or any of its Affiliates) is required by applicable Law (for example, by oral or written interrogatories, requests for information or documents, subpoenas, civil investigative demands or other similar legal processes) to disclose the Buyer Proprietary Information, Seller (or its Affiliate) may disclose only so much of the Buyer Proprietary Information to the Third Party compelling disclosure as is so required; and such Buyer Proprietary Information shall retain its confidentiality protections for all purposes other than the compelled disclosure. 6.4. Confidential Nature of Agreements. Except to the extent that disclosure thereof is required under applicable Law (including accounting, stock exchange or federal securities or labor relations Laws regarding disclosure obligations or pursuant to legal process (such as oral or written interrogatories, requests for information or documents, subpoenas, civil investigative demands or other similar legal processes)), both Parties agree that the terms and conditions of this Agreement, the Collateral Agreements and all Schedules, attachments and amendments hereto and thereto shall be considered confidential or proprietary information protected under this Article 6. Notwithstanding anything in this Article 6 to the contrary, in the event that any such Information is also subject to a limitation on disclosure or use contained in another written agreement between Buyer and Seller or either of their respective Affiliates that is more restrictive than the limitation contained in this Article 6, then the limitation in such agreement shall supersede this Article 6. 6.5. Covenant to Enforce. To the extent Seller has disclosed any proprietary or confidential information related to the Purchased Assets or the Target Business to any Third Party and such proprietary or confidential information is subject to a confidentiality agreement, non-disclosure agreement or other similar agreement, upon becoming aware of the disclosure, or any action or inaction that would be reasonably expected to result in the disclosure, of such proprietary or confidential information in violation of any such confidentiality agreement, non-disclosure agreement, or other similar agreement, Seller shall use its commercially reasonable efforts to enforce Seller’s rights with respect to such confidentiality agreements, non-disclosure agreements or other similar agreements so as to prevent such Third Party from using or disclosing any such

-69- proprietary or confidential information and Buyer shall reimburse Seller for reasonable out-of-pocket costs and expenses approved by Buyer in writing that are actually incurred by Seller in enforcing such rights. 7. Closing. At the Closing, the following transactions shall take place: 7.1. Deliveries by Seller or the Subsidiaries. On the Closing Date, Seller shall, or shall cause an Affiliate to, execute and deliver to Buyer or a Buyer Designee the following: (a) the Collateral Agreements; (b) a certificate of an appropriate officer of Seller, dated the Closing Date, certifying the fulfillment of the conditions set forth in Sections 8.2(a) and 8.2(b), and an incumbency certificate of the corporate Secretary of Seller, dated the Closing Date, in customary form; (c) such forms and certificates as Buyer may request pursuant to Treasury Regulations Section 1.1445.2(b), including an IRS Form W-9 of Seller and each Subsidiary that sells Purchased Assets under this Agreement; and (d) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer or a Buyer Designee may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer or a Buyer Designee or to put Buyer or a Buyer Designee in actual possession or control of the Purchased Assets; provided that all information (including documents) capable of electronic transmission will be transmitted to Buyer or the applicable Buyer Designee in such manner, in which case such information shall not be transferred in any tangible form, and any inadvertent transfer of a tangible manifestation of such information shall promptly be returned to Seller or the applicable Subsidiary upon discovery of Buyer’s or such Buyer Designee’s receipt thereof. 7.2. Deliveries by Buyer or a Buyer Designee. On the Closing Date, Buyer shall, or shall cause a Buyer Designee to, execute and deliver to Seller or a Subsidiary the following: (a) the Closing Payment, pursuant to Section 2.10; (b) the Collateral Agreements; (c) a certificate of an appropriate officer of Buyer, dated the Closing Date, certifying the fulfillment of the conditions set forth in Sections 8.3(a) and 8.3(b), and an incumbency certificate of an appropriate officer of Buyer, dated the Closing Date, in customary form; and (d) all such documents and instruments as Seller or a Subsidiary may reasonably request or as may be otherwise necessary to evidence and effect evidence and effect the assumption by Buyer or a Buyer Designee of the Assumed Liabilities.

-70- 7.3. Transfer of Italian Business. On the Closing Date, the Parties shall accomplish all the formalities for the transfer of the Italian Business from Seller or a Subsidiary to Buyer or Buyer Designee, including by entering into the Notarial Deed before the Notary Public, it being understood that such Notarial Deed shall not novate, modify or amend in any manner whatsoever the provisions of this Agreement, which will remain in full force and effect. 7.4. Transfer of German Assets. (a) Seller and Buyer are aware that the German Subsidiary is obligated to complete the reconciliation of interests (Interessenausgleich) procedure under Sec. 111, 112 of the German Works Constitution Act (Betriebsverfassungsgesetz, BetrVG) with its works council as regards the split of operation (Betriebsspaltung) resulting from the transfer of Purchased Assets and Assumed Liabilities currently owned by the German Subsidiary and the transfer of German Business Employees to Buyer or Buyer Designee (the “German Works Council Consultation”). The German Works Council Consultation shall be deemed to have been completed if and as soon as a reconciliation of interests agreement has been reached with the German works council as regards the respective split of operation (Betriebsspaltung) resulting from the transfer of the German Business Employees or, as the case may be, the relevant negotiations have finally failed in an arbitration procedure (Einigungsstellenverfahren) in the meaning of Sec. 112 of the German Works Constitution Act (Betriebsverfassungsgesetz, BetrVG). (b) In the event that the German Works Council Consultation has not been completed, but all conditions to this Agreement are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived (where permissible pursuant to applicable Law), the Parties shall proceed with the Closing, but shall exclude the German Purchased Assets from the Closing and work together in good faith to provide for a separate Closing (the “Separate Closing”) related to the transfer of the German Purchased Assets. In the event Separate Closing is required, the Closing shall occur in accordance with the terms of this Agreement, otherwise unchanged, provided, however the transfer of the German Purchased Assets shall be excluded from the Closing. Seller and Buyer shall work together in good faith to carry out the Separate Closing within five (5) Business Days following the receipt of a legally binding conclusion of the procedure for the participation of the German works council related to Seller’s German Subsidiary. Until the Separate Closing is completed, the German Purchased Assets shall be held for the benefit of Buyer and the operation of the Target Business in Germany shall be conducted on behalf, and at the direction of, Buyer (where permissible pursuant to applicable Law). 7.5. Closing Date. Subject to the satisfaction or waiver by the appropriate party of all the conditions precedent to Closing specified in Article 8 hereof (other than those conditions which can only be satisfied on the Closing Date, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), the consummation of the sale and purchase of the Purchased Assets and the other transactions contemplated by and described in this Agreement (the “Closing”) shall occur on the last day of the calendar month in which the conditions set forth in Article 8 have been satisfied or waived at least five (5) Business Days prior to such last day or on such other date mutually agreed to by the Parties (such date, the “Closing Date”). The Parties shall

-71- use commercially reasonable efforts to cause the conditions set forth in Article 8 to be satisfied. In lieu of an in-person Closing, the Closing may instead be accomplished by facsimile or email (in PDF format) transmission to the respective offices of legal counsel for the parties of the requisite documents, duly executed where required. 7.6. Closing Effective Time and Contemporaneous Effectiveness. The Closing shall be deemed to take place and be effective as of 11:59 p.m. Eastern time on the Closing Date (the “Closing Effective Time”). The Parties hereto acknowledge and agree that all proceedings at the Closing shall be deemed to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered. 8. Conditions Precedent to Closing. 8.1. General Conditions. The respective obligations of Buyer and Seller to consummate the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions: (a) Legal Proceedings. There shall be no Law, order, regulation, injunction or other action by a Governmental Body in effect which prohibits consummation of the transactions contemplated by this Agreement or the Collateral Agreements and there shall be no pending lawsuit, claim or legal or administrative action relating to the transactions contemplated by this Agreement or any of the Collateral Agreements which seeks to prohibit or restrict the transactions contemplated by this Agreement. (b) Antitrust Laws. Any applicable waiting periods under applicable Antitrust Laws (and any extensions, thereof, including through a timing or other agreement) relating to the transactions contemplated by this Agreement or the Collateral Agreements have been expired or been terminated, and any approvals of a Governmental Body under applicable Antitrust Laws, respectively, relating to the transactions contemplated by this Agreement or the Collateral Agreements shall have been received (collectively, the “Regulatory Approvals”). 8.2. Conditions Precedent to Buyer’s Obligations. The obligations of Buyer to consummate the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by Buyer: (a) Representations and Warranties of Seller True and Correct at Closing. The representations and warranties of Seller contained in this Agreement or in any certificate delivered pursuant to the provisions of this Agreement that are qualified by the words “material,” “Seller Material Adverse Effect” and similar phrases shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all respects as

-72- of the specified date, and the representations and warranties of Seller contained in this Agreement or in any Schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby that are not so qualified shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of the specified date. (b) Performance by Seller. Seller and/or the applicable Subsidiary shall have delivered all of the documents required under Section 7.1 and shall have otherwise performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements. (c) Seller Material Adverse Effect. There shall not have occurred a Seller Material Adverse Effect from the date hereof to the Closing Date. (d) Material Consents. Each of the consents set forth on Schedule 8.2(d) shall have been obtained in a form reasonably satisfactory to Buyer and shall be in full force and effect. (e) Release of Encumbrances. Seller shall have delivered documentation reasonably acceptable to Buyer evidencing the full and unconditional release of any Encumbrance on the Purchased Intellectual Property. (f) Regulatory Approvals. The Regulatory Approvals shall have been obtained. 8.3. Conditions Precedent to Seller’s Obligations. The obligations of Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by Seller: (a) Representations and Warranties of Buyer True and Correct at Closing. The representations and warranties of Buyer contained in this Agreement or in any certificate delivered pursuant to the provisions of this Agreement that are qualified by the words “material,” “material adverse effect” and similar phrases shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of the specified date, and the representations and warranties of Buyer contained in this Agreement or in any Schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby that are not so qualified shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as

-73- of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of the specified date. (b) Performance by Buyer. Buyer and/or the applicable Buyer Designee shall have delivered all of the documents required under Section 7.2 and shall have otherwise performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements. 9. Indemnification. 9.1. Survival. The Parties, intending to modify any applicable statute of limitations, agree that (a) none of the representations and warranties or covenants and agreements (to the extent such covenants and agreements relate to the performance of obligations prior to the Closing) contained in this Agreement or in any Collateral Agreement shall survive Closing and all such provisions shall terminate at Closing and (b) after Closing there shall be no liability or obligation on the part of, nor shall any claim be made by, any Party or any of their respective Affiliates in respect of or relating to the representations and warranties or covenants and agreements (to the extent such covenants and agreements relate to the performance of obligations prior to the Closing) contained in this Agreement or in any Collateral Agreement. This Section 9.1 does not limit (x) any covenants and agreements of the Parties to this Agreement or in any Collateral Agreement that by their terms require performance of obligations after Closing, which shall survive Closing in accordance with their respective terms, (y) Buyer’s ability to recover under the R&W Insurance Policy or (z) any claims of Fraud or intentional misrepresentation against a Party hereto committing Fraud or intentional misrepresentation. 9.2. Certain Waivers. From and after Closing, except with respect to (a) covenants and agreements contained in this Agreement or in any Collateral Agreement (solely to the extent such covenants and agreements require performance of obligations after Closing) and (b) claims of Fraud or intentional misrepresentation committed by Seller, Buyer hereby waives, from and after Closing, to the fullest extent permitted under Law, any and all rights, claims, and causes of action for any breach of any representation, warranty, covenant or agreement set forth in this Agreement or the Collateral Agreements or otherwise relating to the negotiation, performance, and consummation of this Agreement or the Collateral Agreements or the transactions contemplated hereby and thereby, that it may have against Seller and its Affiliates and each of their respective Representatives as a matter of contract, tort, equity, strict liability, arising under or based upon any Law, or otherwise. Nothing in this Section 9.2 shall limit or affect any rights that Buyer or any of its Affiliates may have under the R&W Insurance Policy. 9.3. Indemnification by Seller. Subject to the other terms and conditions of this Article 9, from and after the Closing Date, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, any and all claims, actions, suits, proceedings, liabilities, obligations, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney’s fees, court costs and other out-of-pocket

-74- expenses incurred in investigating, preparing or defending the foregoing) (collectively, “Losses”) incurred, sustained or suffered by the Buyer Indemnitees based upon, arising out of, with respect to or by reason of: (a) the breach of or inaccuracy in any representation or warranty made by Seller in Article 3; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or any Affiliate of Seller after the Closing pursuant to this Agreement; or (c) any Excluded Asset or any Excluded Liability. 9.4. Indemnification by Buyer. Subject to the other terms and conditions of this Article 9, from and after the Closing Date, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred, sustained or suffered by the Seller Indemnitees based upon, arising out of, with respect to or by reason of: (a) the breach of or inaccuracy in any representation or warranty made by Buyer in Article 4; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or (c) any Assumed Liability. 9.5. Limitation on Seller Indemnification. Other than with respect to Fraud, Buyer’s sole and exclusive remedy with respect to any Losses incurred by Buyer for which a claim for indemnification can be made pursuant to Section 9.3(a) shall be the R&W Insurance Policy. Seller shall not be responsible for any retention amounts or deductible amounts associated with the R&W Insurance Policy. Notwithstanding anything to the contrary in this Agreement, Seller shall not be obligated to indemnify Buyer Indemnitees from or against any Losses under this Agreement (or any Collateral Agreement) to the extent that such Losses would, when aggregated with indemnification payments made by Seller pursuant to this Article 9, exceed the Purchase Price. Notwithstanding anything to the contrary contained in the Agreement, none of the limitations in this Article 9 (including limitations on the survival period for representations and warranties) shall apply to Fraud except that the aggregate Liability of Seller for any claim that arises as a result of Fraud shall not exceed the Purchase Price. 9.6. Limitation on Buyer Indemnification. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be obligated to indemnify Seller Indemnitees from or against any Losses under this Agreement or any Collateral Agreement to the extent that such Losses would, when aggregated with indemnification payments made by Buyer pursuant to this Article 9, exceed the Purchase Price. Notwithstanding anything to the contrary contained in the Agreement, none of the limitations in this Article 9 (including limitations on the survival period for representations and warranties) shall apply to Fraud except that the aggregate Liability of Buyer

-75- for any claim for indemnification that arises as a result of Fraud shall not exceed the Purchase Price. 9.7. General Limitations. (a) Except for any claim for indemnification under Section 9.3(a) (to which this Section 9.7(a) shall not apply), no Party shall be liable to the other Party or any other Indemnified Party for any exemplary or punitive Losses (unless awarded in a Third Party Claim) pursuant to or arising out of any indemnification claim. (b) The indemnification provided in this Article 9 shall be the sole and exclusive remedy after the Closing Date for damages available to the Parties to this Agreement for breach of any of the terms, conditions, and covenants contained herein or any right, claim or action arising from the transactions contemplated by this Agreement (but not claims arising under any Collateral Agreement); provided, however, this exclusive remedy for damages does not preclude a Party from bringing any action (or, in the case of clause (ii) below, limit the amounts recoverable in any action) for (i) specific performance or other equitable remedy to require a Party to perform its obligations under this Agreement or any Collateral Agreement or (ii) Fraud or intentional misrepresentation. 9.8. Third Party Claims. (a) Each of the Buyer Indemnitees and the Seller Indemnitees (each an “Indemnified Party”) seeking indemnification under this Agreement shall promptly notify the other Party against whom indemnification is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any action, suit or proceeding by any Third Party (a “Third Party Claim”), in respect of which indemnity may be sought hereunder and shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless and to the extent that the Indemnifying Party has suffered material prejudice by such failure). The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within twenty (20) days of receipt of notice from the Indemnified Party of the commencement of or assertion of such Third Party Claim, to assume the defense and control the settlement of any such Third Party Claim. Notwithstanding anything to the contrary contained in this Article 9, if the Indemnified Party is a Buyer Indemnified Party, then the Indemnifying Party shall not have the option to assume the defense of any such Third Party Claim (i) which seeks any remedy other than monetary damages, (ii) which claim, or the assumption by Seller of the defense of which claim, Buyer Indemnified Party reasonably determines (A) could materially adversely affect the continuing business operations of Buyer Indemnified Party or any of its Affiliates or their relationships with customers, clients, suppliers or other third parties with whom Buyer Indemnified Party or any of its Affiliates has a material business relationship, (B) would reasonably pose significant regulatory or reputational risk or exposure to Buyer Indemnified Party or (C) is a claim involving a criminal matter or litigation in which the Third Party is a Governmental Body (in which cases Buyer Indemnified Party shall have the right to control the defense of such matter and Seller shall have the right to participate in the defense of such matter at

-76- their own cost and expense), or (iii) which claim is covered by the R&W Insurance Policy and any claims, actions, suits, proceedings, liabilities, obligations, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney’s fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, “Losses”) arising from or relating to such Third Party Claim are in excess (or are reasonably likely to be in excess) of the retention under such R&W Insurance Policy. Whether or not the Indemnifying Party exercises its right to control the defense of any Third Party Claim as provided above, each Party shall cooperate in the defense of such Third Party Claim and make available all witnesses, pertinent records, materials and information in such Party’s possession and control relating thereto as is reasonably required in connection with the defense of such Third Party Claim. (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim that the other is defending, as provided in this Agreement, excluding any Third Party Claims relating to Taxes of the Indemnified Party. (c) If the Indemnifying Party has assumed the defense of any Third Party Claim as provided in this Agreement, the Indemnifying Party shall not settle, consent to a settlement of, or consent to the entry of any judgment arising from, such Third Party Claim without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless (i) such settlement or judgment relates solely to monetary damages for which the Indemnified Party has acknowledged and accepted full responsibility to indemnify the Indemnified Party, and (ii) the terms of the settlement include a full and unconditional release of the Indemnified Party and all of its Affiliates in respect of the subject matter of such Third Party Claim and all related claims and damages arising therefrom. The Indemnifying Party shall not, without the Indemnified Party’s prior written consent, enter into any compromise or settlement that (i) commits the Indemnified Party to take, or to forbear to take, any action, or (ii) does not provide for a full and unconditional release by such Third Party of the Indemnified Party. (d) Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, both Parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1. 9.9. Indemnification Claim Procedures Generally. In the event an Indemnified Party shall claim a right to indemnification pursuant to this Agreement other than a claim pursuant to Section 9.3(a), such Indemnified Party shall send written notice of such indemnification claim to the Indemnifying Party (each such notice, a “Claim Notice”); provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless and to the extent that the Indemnifying Party has suffered material prejudice by such failure). Any Claim Notice shall specify the basis for such claim, the amount thereof, if known (or a reasonable estimate if not known), and the method of computation thereof, all with reasonable particularity and shall contain a reference to the provisions of this Agreement in respect of which such a claim shall be incurred. Such Claim Notice shall be given as promptly as is reasonably practicable after

-77- the Indemnified Party becomes aware of the basis for each such a claim. If the Indemnifying Party in good faith objects to any claim made by an Indemnified Party in any such Claim Notice, then the Indemnifying Party shall deliver a written notice (a “Claim Dispute Notice”) to the Indemnified Party during the thirty (30)-day period commencing upon receipt by the Indemnifying Party of such Claim Notice. Such Claim Dispute Notice shall set forth in reasonable detail the principal basis for the dispute of any claim made by the Indemnified Party in the original Claim Notice. If the Indemnifying Party so contests the existence of an obligation to indemnify or the amount of part or all of such Loss, the Indemnified Party and the Indemnifying Party shall work in good faith to resolve any dispute in respect of such Loss for a period of thirty (30) days, after which the Indemnified Party or Indemnifying Party may submit such dispute to any court of competent jurisdiction. If the Indemnifying Party does not deliver a Claim Dispute Notice to the Indemnified Party prior to expiration of the thirty (30)-day period or if the matters set forth in such Claim Dispute Notice are resolved, then the Indemnifying Party shall be deemed to have accepted the claim for indemnification set forth in such Claim Notice and shall pay such amount to the Indemnified Party. 9.10. Treatment of Indemnification Payments. Amounts payable in respect of the Parties’ indemnification obligations shall be treated as an adjustment to the Purchase Price for Tax purposes and shall be treated as such by Buyer and Seller on their Returns to the extent permitted by law. 10. Miscellaneous Provisions. 10.1. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows (i) upon receipt, if mailed by certified or registered mail, return receipt requested; (ii) the time of delivery confirmation in the courier’s system, if sent designated for overnight delivery by globally recognized overnight delivery service (such as DHL or Federal Express), fee prepaid; (iii) upon confirmation of receipt, if sent by facsimile or e-mail or (iv) when delivered, if delivered personally, in each case addressed as follows or to such other address or addresses of which the respective Party shall have notified the other in accordance with this Section 10.1. If to Seller, to: Cook Medical Holdings LLC Attn: General Counsel 750 Daniels Way Bloomington, IN 47404 Email: cynthia.kretz@cookgroup.com With a copy (which shall not constitute notice) to: Ice Miller LLP Attn: Stephen J. Hackman and Pierce H. Han One American Square, Suite 2900 Indianapolis, Indiana 46282 Email: stephen.hackman@icemiller.com pierce.han@icemiller.com

-78- If to Buyer, to: Merit Medical Systems, Inc. Attention: Brian Lloyd, Chief Legal Officer 1600 West Merit Parkway South Jordan, UT 84095 Email: Brian.Lloyd@merit.com With a copy (which shall not constitute notice) to: Parr Brown Gee & Loveless Attention: Michael J. Schefer 101 South 200 East, Suite 700 Salt Lake City, Utah 84111 Email: mschefer@parrbrown.com 10.2. Expenses. Except as otherwise provided herein, each Party to this Agreement will bear all of the fees, costs and expenses incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated. 10.3. Entire Agreement; Modification. The agreement of the Parties, which consists of this Agreement, the Schedules and Exhibits hereto and the documents referred to herein, including the Collateral Agreements, sets forth the entire agreement and understanding between the Parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement, including the Confidentiality Agreement. No amendment, supplement, modification, or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby, and in accordance with Section 11.3. 10.4. Assignment; Binding Effect; Severability. This Agreement may not be assigned by any Party hereto without the other Party’s written consent; provided that Buyer may transfer or assign in whole or in part to one or more Buyer Designees its right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each Party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either Party, in which event the Parties shall use commercially reasonable efforts to arrive at an accommodation that best preserves for the Parties the benefits and obligations of the offending provision. 10.5. Governing Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER AT LAW OR IN EQUITY, BASED IN CONTRACT, TORT OR OTHERWISE) IN CONNECTION WITH ANY MATTER BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

-79- 10.6. Consent to Jurisdiction. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state and appellate court within the State of Indiana located in Indianapolis, Indiana, including the Indiana Commercial Courts (or, if any such court declines to accept jurisdiction over a particular matter, any federal court within the State of Indiana) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of Indiana for such persons and irrevocably waives, to the fullest extent permitted by applicable Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. 10.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE EACH OF ITS AFFILIATES TO WAIVE, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY OR ITS AFFILIATES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7. 10.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 10.9. Public Announcement. The Parties agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in a form mutually agreed upon by Buyer and Seller. Each Party shall not, and each Party shall cause each of its Representatives (and direct each of their respective Representatives) not to, directly or indirectly, issue any press release or other public statement relating to the terms of this Agreement or the transactions contemplated hereby or use the other Party’s name or refer to the other Party directly or indirectly in connection with the Parties’ relationship with each other or the transactions contemplated by this Agreement in any media interview, advertisement, news release, press release or professional or trade publication, or in any print media, whether or not in response to an inquiry, without the prior written approval of the other Party, unless to the extent required by applicable Law, in which case the disclosing Party shall advise the non-disclosing Party of any such requirement and the Parties shall use reasonable best efforts to cause a mutually agreeable press release or other public statement to be issued. 10.10. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person other than the Parties and their respective successors or assigns any rights (including Third Party beneficiary rights), remedies, obligations or liabilities

-80- under or by reason of this Agreement or (b) constitute the Parties hereto as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Business Employee, or any other individual, any right or entitlement to employment or continued employment or any right or entitlement under any Benefit Plan, policy or procedure maintained by Seller, except as expressly provided in such Benefit Plan, policy or procedure. No Third Party shall have any rights under Section 502, 503 or 504 of ERISA, any comparable applicable Law of any other jurisdiction, or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No Third Party shall have any right, independent of any right that exists irrespective of this Agreement, under or granted by this Agreement, to bring any suit at Law or equity for any matter governed by or subject to the provisions of this Agreement. 10.11. Specific Performance. The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (including if the Parties fail to take such actions as are required to consummate the transactions contemplated hereby) or were otherwise breached. Each Party hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts described in Section 10.6 without proof of actual damages, in addition to any other remedy to which it is entitled at Law or in equity. No Party will oppose the granting of an injunction, specific performance, or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. No other Party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.11, and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument. The right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither party would have entered into this Agreement. 10.12. Electronic Data Room Materials. No information or document will be considered to have been “made available” to Buyer unless it was uploaded no later than 9:00 a.m. (Eastern time) on the Business Day prior to the date of this Agreement (the “Cutoff Time”) to the Data Room and which was fully accessible to Buyer and its Representatives through the earlier of the Closing or the termination of this Agreement. Seller shall deliver a complete copy of the Data Room as of the Cutoff Time to Buyer at Closing on one or more mobile drives (or other digital storage device as Buyer and Seller agree). 11. Termination; Amendment and Waiver. 11.1. Termination. This Agreement may be terminated at any time prior to the Closing Date by: (a) Mutual Consent. The mutual written consent of Buyer and Seller;

-81- (b) Failure of Buyer Condition. Buyer upon written notice to Seller if any of the conditions to the Closing set forth in Section 8.2 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by Buyer; (c) Failure of Seller Condition. Seller upon written notice to Buyer if any of the conditions to the Closing set forth in Section 8.3 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by Seller; (d) Court or Administrative Order. Buyer or Seller, by written notice to the other, if (i) there shall be in effect a final, non-appealable order of a Governmental Body of competent jurisdiction prohibiting, restraining, enjoining or otherwise making unlawful the consummation of the transactions contemplated hereby or (ii) if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited; provided that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 11.1(d) shall not be available to Buyer or Seller unless such Party has complied with its obligations under Section 5.7; or (e) Delay. Buyer or Seller if the Closing shall not have occurred on or prior to the date that is six (6) months from the date hereof (the “Termination Date”); provided, however, that the Party seeking termination pursuant to this clause (e) is not then in breach in any material respect of any of its covenants or agreements contained in this Agreement. 11.2. Effect of Termination. In the event of the termination of this Agreement in accordance with Section 11.1, this Agreement shall become void and have no effect, without any liability or obligation on the part of any Party or its directors, officers, Affiliates, stockholders, agents or other Representatives, except for the obligations of the Parties hereto as provided in Article 6 relating to the obligations of Buyer and Seller to keep confidential certain information, Section 10.2 relating to certain expenses, Section 10.5 relating to governing law, Section 10.6 relating to consent to jurisdiction, Section 10.7 relating to waiver of jury trial, Section 10.9 relating to publicity, and this Section 11.2. Nothing in this Section 11.2 shall be deemed to release either Party from any liability for any material breach of any representation, warranty, covenant, or agreement hereunder prior to termination or any Fraud. 11.3. Amendment and Waiver. This Agreement may be amended with respect to any provision contained herein at any time prior to the Closing Date by action of the Parties hereto taken by their Boards of Directors or by their duly authorized officers or employees, whether before or after such Party’s action. Any term or condition hereof may be waived and at any time prior to the Closing Date by the Party hereto which is entitled to the benefits thereof by action taken by its Board of Directors or its duly authorized officer or employee, whether before or after the action of such Party. Any such amendment or waiver shall be evidenced by a written instrument duly executed on behalf of each Party by its duly authorized officer or employee. The failure of either Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

-82- [SIGNATURES PAGE FOLLOWS]

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT] IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above. MERIT MEDICAL SYSTEMS, INC. By: /s/ Fred P. Lampropoulos Name: Fred P. Lampropoulos Title: Chairman and Chief Executive Officer

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT] IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above. COOK MEDICAL HOLDINGS LLC By: /s/ John R. Kamstra Name: John R. Kamstra Title: Executive Vice President, Secretary, and Treasurer